Exhibit 6.4

LANDLORD’S CONSENT TO SUBLEASE

WALNUT POINT REALTY LLC, a New York limited liability company having an office at [Address Withheld], New York, New York 10010 (hereinafter called “Landlord”), hereby  consents to the subletting by SUSTAINABLE INSIGHT CAPITAL MANAGEMENT, LLC, a Delaware limited liability company having an address at [Address Withheld], 12th Floor, New York, NY 10010(hereinafter called the “Tenant”), to BLOCKSTACK PBC, a Delaware public benefit corporation having an address at [Address Withheld], Floor 2, New York, NY 10012 (hereinafter called “Subtenant”) pursuant to a Sublease dated as of May 21, 2018 (hereinafter called the “Sublease”), a copy of which is attached hereto as Exhibit A, of certain space comprising approximately 6,500 rentable square feet on the twelfth (12th) floor of the building (as shown on the floor plan annexed to the Sublease) (hereinafter called the “Sublet Space”) in the building known as [Address Withheld], New York, New York (hereinafter called the “Building”), which Sublet Space constitutes the entirety of the premises (hereinafter called the “Premises”) now leased and demised by Landlord to Tenant pursuant to that certain Lease dated as of December 20, 2013 by and between Landlord’s predecessor-in-interest [Address Withheld] Property Owner, L.L.C. and Tenant (such lease, as amended, the “Lease”), such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

1.                                      Unless expressly otherwise provided herein, any capitalized terms not defined in this Consent (hereinafter called this “Consent”) shall have the meanings ascribed thereto in the Lease.

2.                                      Nothing herein contained shall be construed to modify, impair or affect any of the covenants, agreements, terms, provisions or conditions in the Lease, or to waive any breach thereof, or any rights of Landlord against any person, firm, partnership, association or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord’s obligations under the Lease, and all covenants, agreements, terms, provisions and conditions of the Lease are hereby mutually declared to be in full force and effect. In furtherance of the foregoing, and for avoidance of doubt, Tenant hereby expressly acknowledges and agrees that Tenant shall pay to Landlord (if, as and when due) all amounts payable pursuant to Section 13.7 of the Lease.

3.                                      Notwithstanding the Sublease and this Consent, Tenant shall be and remain liable to Landlord for the due keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of all Fixed Rent and Additional Rent (including without limitation amounts due for services for or at the request of Subtenant).

4.                                      This Consent shall not be construed as a consent by Landlord to, or as permitting, any other or further subletting by either Tenant or Subtenant. Notwithstanding anything contained in the Lease, the Sublease and/or this Consent to the contrary, Subtenant shall not, without the prior written consent of Landlord in each instance, (i) permit occupancy by any party other than Tenant, Subtenant and their respective principals and employees, (ii) assign the Sublease or this Consent (by operation of law, change of control or otherwise) or sub-sublet the Sublet Space or any part thereof or (iii) hereafter sublet, take by assignment or otherwise occupy any space in the Building other than the Sublet Space except, in each case, as permitted under the Lease.

5.                                      Tenant and Subtenant agree that Landlord is not responsible for the payment of any commissions or fees in connection with the Sublease and/or this Consent, and they each jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with the Sublease and/or this Consent.

6.                                      Subtenant agrees that if Subtenant shall become a direct tenant of Landlord for the Sublet Space or any part thereof upon the expiration or earlier termination of the Lease, Landlord shall not be responsible for the payment of any commissions or fees in connection with such direct lease, and Tenant and Subtenant jointly and severally agree to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with any such direct lease.

7.                                      Upon the expiration or earlier termination of the Lease, or upon the re-entry or repossession of the Premises by Landlord, or in case of the surrender of the Lease by Tenant to Landlord, or in case of the disaffirmance or rejection of the Lease in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import or the early termination of the Lease by reason of any such proceeding, the Sublease and the term and estate thereby granted shall, at Landlord’s election (in Landlord’s sole and absolute discretion), expire and come to an end as of the effective date of such expiration, termination, re-entry, repossession or surrender, and Subtenant shall vacate and surrender the Sublet Space on or before such date in accordance with the terms of the Lease that govern Tenant’s obligation to deliver possession of the Premises to Landlord upon the expiration or earlier termination of the term of the Lease and removing all of Subtenant’s property therefrom, leaving the same broom clean and in good order and condition, and repairing all damage caused by such removal. In case of the failure of Subtenant to so vacate and surrender the Sublet Space, Landlord shall be entitled to all the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, in addition to the rights and remedies which are available to Landlord pursuant to the Lease in the event that Tenant holds over after the expiration of the Lease. Notwithstanding anything in the Lease or the preceding provisions of this paragraph to the contrary, in the event of the expiration, early termination, surrender, disaffirmance or rejection of the Lease or the re-entry or repossession of the Premises by Landlord as set forth above, Landlord shall have the right, at Landlord’s option (in Landlord’s sole and absolute discretion), take over all of the right, title and interest of Tenant, as sublessor, under the Sublease, in which case Subtenant shall attorn to Landlord pursuant to the then executory provisions of the Sublease, except that Landlord shall not be (i) liable for any previous act or omission or default of Tenant under the Sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which Subtenant may have against Tenant, (iii) bound by any previous modification of the Sublease not consented to by Landlord or by any previous prepayment of more than one month’s rent, (iv) bound by any covenant of Tenant to undertake or complete (or pay for) any construction of the Sublet Space or any portion thereof, (v) required to account for any security deposit of the Subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) bound by any obligation to make any payment to Subtenant or grant any credits or perform any services or work, except for services, repairs, maintenance and restoration provided for under the Sublease to be performed after the date of such attornment, but not in excess of Landlord’s obligations under the Lease (and in any event the provisions of the foregoing clause (iv) shall apply), (vii) responsible for any monies owing by Landlord to the credit of Tenant or (viii) required to remove any person occupying the Sublet Space or any part thereof.

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In the event of any such attornment, Subtenant shall promptly execute, acknowledge and deliver to Landlord any instrument that Landlord may reasonably request to evidence such attornment; provided, however, that the failure of Landlord to request or the failure of Subtenant to execute, acknowledge and deliver such instrument shall have no effect whatsoever on such attornment pursuant to the provisions of this Paragraph. Subtenant shall reimburse Landlord for any costs and expenses that may be incurred by Landlord in connection with such attornment including, without limitation, reasonable attorneys’ fees.

8.                                      In case of the violation by Tenant or Subtenant of any of the covenants, agreements, terms, provisions and conditions hereof, Landlord may give Notice (as defined below) of such violation to Tenant and Subtenant, and if such violation shall not be discontinued or corrected within the cure period provided for in the Lease for such type of default (or, if the Lease does not specify a cure period such type of default, then a reasonable time as specified by such Notice), Landlord may, in addition to any other remedy available to Landlord at law or in equity, deem such violation to be a default under the Lease and may pursue any and all remedies available to Landlord under the Lease as a result of such default. Mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

9.                                      Notwithstanding anything in the Lease to the contrary, no alterations, additions (electrical, mechanical or otherwise) or physical changes (including, without limitation, the demising of the Sublet Space from the balance of the Premises) shall be made in the Sublet Space, or any part thereof, without Landlord’s prior written consent in each instance, which consent shall be granted or withheld in accordance with the provisions of the Lease; and in the event Landlord consents thereto, all such alterations, additions or physical changes shall be in compliance with the provisions of the Sublease and the Lease, respectively, relating to such alterations, additions or physical changes, and with all current rules and regulations of Landlord which are applicable to such work. Nothing in this Consent constitutes Landlord’s consent to (or approval of) any alterations, additions or physical changes.

10.                               Tenant and Subtenant jointly and severally represent to Landlord (knowing that Landlord is relying thereon in granting this Consent) and agree that, Subtenant has sufficient financial means to perform all of its obligations under the Sublease and is engaged in business (and the Sublet Space will be used in a manner) which is in keeping with standards of the Building, is for the Permitted Uses and does not violate any restrictions set forth in the Lease.

11.                               Tenant and Subtenant represent, warrant, covenant and agree that the term of the Sublease will expire and terminate prior to the day of the expiration or termination of the term of the Lease.

12.                               The Sublease shall be subject and subordinate at all times to the Lease, and to all of the covenants, agreements, terms, provisions and conditions of the Lease and of this Consent, and Subtenant shall not do or permit anything to be done in connection with Subtenant’s occupancy of the Sublet Space which would violate any of said covenants, agreements, terms, provisions and conditions.

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13.                               Tenant and Subtenant agree that (i) attached hereto as Exhibit A is a true, correct and complete copy of the Sublease, (and, other than this Consent, the Sublease alone contains all of the terms and conditions of, or relating to, the subleasing), (ii) Landlord is not a party to the Sublease and is not bound by the provisions thereof, (iii) Landlord has not and will not review or pass upon any of the particular provisions of the Sublease, (iv) the Sublease will not be modified or amended in any way without the prior written consent of Landlord and (v) nothing contained in this Consent shall be construed as a consent to, or approval or satisfaction by Landlord of, any of the provisions of the Sublease, it being expressly understood and agreed that this Consent constitutes only (x) Landlord’s consent to the act of subleasing by Tenant to Subtenant and (y) the agreement among the parties as to the matters expressly set forth in this Consent.

14.                               In the event of any conflict between the provisions of (i) the Lease or this Consent and (ii) the Sublease, the provisions of the Lease or this Consent shall prevail unaffected by the provisions of the Sublease. In the event of any conflict between the provisions of this Consent and the provisions of the Lease, the provisions of this Consent shall prevail.

15.                               This Consent may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

16.                               Tenant and Subtenant each, severally, but not jointly, represent and warrant to Landlord that no compensation or consideration of any kind other than as set forth in the Sublease has been, or will be, paid by Subtenant to Tenant in connection with the Sublease.

17.                               Subtenant agrees to maintain the same insurance required to be carried by the Tenant under the Lease with respect to the Sublet Space, naming as additional insureds under Subtenant’s policies of insurance Tenant, Landlord and all parties so required to be named under the Lease, and Subtenant further agrees to waive subrogation in favor of the Landlord to the same extent required of the Tenant under said Lease, and Landlord agrees to waive subrogation in favor of Subtenant to the same extent that Landlord is required to waive subrogation in favor of Tenant under the Lease. Subtenant further agrees to provide a certificate of insurance which complies with these requirements to Landlord no later than the date on which Subtenant, or any party acting through Subtenant, occupies the Sublet Space for any purpose, including, without limitation, the installation of Subtenant’s furniture, fixtures or other personal property.

18.                               The Sublet Space shall be used and occupied by Subtenant solely for general, executive and administrative uses (subject to all of the covenants, agreements, terms, provisions and conditions of the Lease), and for no other purpose.

19.                               This Consent shall not be binding unless and until it is executed and delivered by all of the parties hereto.

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20.                               This Consent shall be governed by, and construed in accordance with the laws of the State of New York (without regard to its principles of conflicts of laws).

21.                               All of the terms, conditions and provisions of this Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

22.                               If any term, condition or provision of this Consent or the application thereof to any circumstance or party hereto shall be invalid or unenforceable to any extent, the remaining terms, conditions and provisions of this Consent or the application thereof to any circumstance or party hereto, other than that held invalid or unenforceable, shall not be affected thereby and each remaining term, condition and provision of this Consent shall be valid and enforceable to the fullest extent permitted by law.

23.                               All notices, demands, consents, approvals, waivers or other communications which may or are required to be given by either party to another under this Consent (each, “Notice”) shall be in writing and shall be delivered either by personal delivery (against a receipt) or by Fedex, UPS, DHL or another internationally recognized overnight courier, in each case addressed to the recipient party as follows:

If to Landlord:

Walnut Point Realty LLC

[Address Withheld]

New York, NY 10010

Attention: Zachary Kleinhandler

with copies of any such Notices being simultaneously sent to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Barry Langman, Esq.

If to Tenant:

Sustainable Insight Capital Management, LLC

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB

ENGLAND

Attention: Mr. George Parker

with copies of any such Notices being simultaneously sent to:

Moritt Hock & Hamroff LLP

1407 Broadway, 39th Floor

New York, NY 10018

Attention: Thomas G. Huszar, Esq.

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If to Subtenant:

Blockstack PBC

[Address Withheld], 12th Floor

New York, NY 10010

Attention: Mr. Jesse Soslow

with copies of any such Notices being simultaneously sent to:

Alter Mantel LLP

90 Park Avenue, 28th Floor

New York, NY 10016

Attention: Arthur S. Mantel, Esq.

Any party may from time to time designate a different (or additional) address(es) for Notices by at least five (5) business days prior Notice to the other parties. Notices from any party may be given by such party’s attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor from the personal delivery service or the overnight courier service, as applicable, and in the event of failure to deliver by reason of refusal to accept delivery, as of the date of such refusal as evidenced by a written receipt therefor from the personal delivery service or overnight courier service, as applicable.

24.                               This Consent may be executed in any number of counterparts, each counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute one and the same agreement. Transmittal of a signed counterpart of this Consent by fax or e-mail shall be deemed delivery of a signed original counterpart of this Consent.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK].

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IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the       day of June 2018.

LANDLORD

WALNUT POINT REALTY LLC

By:
Name:
Title:

TENANT

SUSTANABLE INSIGHT CAPITAL MANAG MENT, LLC

By:
Name:
Title:

SUBTENANT

BLOCKSTACK PBC

By:
Name:
Title:

EXHIBIT A

Copy of Sublease

[Attached behind]

SUBLEASE

THIS AGREEMENT OF SUBLEASE (this “Sublease”) is dated as of this 21st day of May, 2018 (the “Execution Date”) and is entered into by and between SUSTAINABLE INSIGHT CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (“Sublandlord”), and BLOCKSTACK PBC, (“Subtenant”).  From time to time herein Sublandlord and Subtenant are collectively referred to as, the “parties”.

As of the Execution Date, the parties hereby agree as follows:

1.                                      BASIC SUBLEASE PROVISIONS.

1.1                               Premises:  The premises under this Sublease consist of approximately 6,500 rentable square feet of space constituting the entire 12th floor of the building commonly known as and located at [Address Withheld], New York, New York (the “Building”), as more particularly set forth in Exhibit A annexed hereto and made in part hereof (the “Sublet Premises”).  Any reference to approximate rentable square footage of the Sublet Premises represents the approximate size of the Sublet Premises, but does not constitute a representation by Sublandlord that said rentable square footage number is exact or accurate, and Sublandlord makes no representation or warranty with respect to the accuracy of the rentable square footage of the Sublet Premises.

1.2                               Master Landlord:  Walnut Point Realty LLC, or any successors thereto under the Master Lease (collectively, the “Master Landlord”).

1.3                               Master Lease:  Lease dated December 20, 2013 entered into by Sublandlord, as tenant, and [Address Withheld] Property Owner L.L.C, as predecessor in interest to Master Landlord, as landlord (the “Master Lease”).  A redacted copy of the Master Lease, including all amendments thereto, is attached hereto as Exhibit B and made a part hereof.

1.4                               Term:  Beginning on the Commencement Date and ending on the Expiration Date, unless terminated earlier in accordance with the terms and conditions of this Sublease.

1.5                               Commencement Date: Two (2) business days after written notice of the Master Landlord’s consent to this Sublease, as required by the Master Lease, is given to Subtenant, together with a copy of the Master Landlord’s signed consent, after full execution and delivery of this Sublease.

1.6                               Expiration Date:  12:00pm EST on January 30, 2024.

1.7                               Base Rent:

(a)                                 During the Term of this Sublease, Subtenant agrees to pay the following Base Rent (inclusive of an electricity charge of $3.25 per rentable square foot) to Sublandlord monthly, in advance, on the first day of each calendar month:

Period	Annual Base Rent	Monthly Base Rent
First Sublease Year	$489,125.00	$40,760.42
Second Sublease Year	$500,825.00	$41,735.42
Third Sublease Lease	$512,850.00	$42,737.50
Fourth Sublease Year	$525,135.00	$43,761.25
Fifth Sublease Year	$537,745.25	$44,812.08
Balance of Term through Expiration Date	$550,680.00	$45,890.00

For purposes of this Section 1.7(a), “Sublease Year” shall mean, in the case of the first Sublease Year, the successive twelve (12) calendar month period commencing (i) on the Commencement Date if the Commencement Date is the first day of a calendar month or (ii) on the first day of the calendar month immediately following the month in which the Commencement Date occurs if the Commencement Date is not the first day of a calendar month; and thereafter, “Sublease Year” shall mean each successive twelve (12) calendar month period following the end of the first Sublease Year.  In the event that the Commencement Date does not fall on the first day of calendar month, then the monthly installment of Base Rent for the calendar month in which the Commencement Date occurs shall be appropriately pro¬rated for that month.  Subtenant shall be in default of this Sublease if Subtenant shall fail to pay any monthly Base Rent installment within ten (10) days of its due date, provided however, Sublandlord shall give written notice of nonpayment to Subtenant, no more than one (1) time in any consecutive 12 month period, and Subtenant will be in default of this Sublease if Subtenant fails to make payment within three (3) business days of Sublandlord’s written notice.

(b)                                 Notwithstanding the forgoing or anything to the contrary herein, Subtenant shall have the right to use and occupy the Sublet Premises for the Term with a full abatement of Base Rent only for the first, second and thirteenth full calendar months of the Sublease Term.  Except for the forgoing abatement, Subtenant shall use and occupy the Sublet Premises in accordance and compliance with all of the terms, covenants and conditions of this Sublease and the Master Lease, except as specified herein.

(c)                                  Concurrently with its execution and delivery of this Sublease, Subtenant shall deliver to Sublandlord’s attorney the sum of $40,760.42 to be held in escrow and applied to the first installment of Base Rent due hereunder (i.e., Base Rent for the first full month commencing on the Rent Commencement Date).  In the event that the Commencement Date is not the first day of a calendar month, the Subtenant shall pay the Sublandlord on the Rent Commencement Date (as defined in Section 1.9 below) an amount equal to the pro-rated Base Rent for the balance of calendar month in which the Commencement Date occurs.

1.8                               Possession: Subtenant’s possession of the Premises will commence on the Commencement Date.  In the event that the Commencement Date does not occur on or prior to July 15, 2018 without the fault of the Subtenant, Subtenant may terminate the Sublease upon written notice to Sublandlord and promptly thereafter receive back any monies Subtenant has deposited in contemplation of the Sublease, if the Commencement Date shall not occur on or prior to July 31, 2018.

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1.9                               Rent Commencement Date:  The first day of the second calendar month after the Commencement Date if the Commencement Date is the first day of a calendar month, or the first day third calendar month after the Commencement Date if the Commencement Date is not the first day of a calendar month.

1.10                        Subtenant’s Use:  Subtenant may use the Sublet Premises for general, executive and administrative office use, and related uses ancillary thereto.

1.11                        Security Deposit:

On or prior to the Commencement Date, Subtenant shall deposit and maintain with Sublandlord an amount equal to six months’ Base Rent as adjusted under Section 1.7(a) of this Sublease (the “Security Deposit”) in the form of either a cash security deposit or an irrevocable letter of credit, at Subtenant’s option, to be held by Sublandlord as security for the full and punctual payment by Subtenant of all amounts due hereunder, including, but not limited to, Base Rent and Additional Rent (as defined in Section 4.3 below, and collectively, “Rent”), and the full and faithful performance by Subtenant of all its obligations hereunder.  The initial amount of the Security Deposit is $244,562.52.  The letter of credit or a replacement of any existing irrevocable letter of credit posted as security by Subtenant under the Sublease shall be payable in New York City running in favor of Sublandlord by a bank under the supervision of the Superintendent of Banks of the State of New York, or a commercial banking institution chartered under the federal government and is a member of the Federal Reserve System, in the total sum of Security Deposit required by this Sublease.  Sublandlord confirms that Silicon Valley Bank would be an acceptable bank to issue the letter of credit in the form annexed hereto as Exhibit C.  The letter of credit shall be irrevocable or automatically renewable unless the bank gives notice of non-renewal at least thirty (30) days prior to the expiration date thereof, in which event, Sublandlord shall have the right to draw down the proceeds of the letter of credit, unless a replacement letter of credit which complies with the provisions of this paragraph is delivered at least fifteen (15) days prior to the expiration thereof for the entire term of this Lease.  The form and terms of the letter of credit (and the bank issuing the same) shall be reasonably acceptable to Sublandlord and shall provide in effect that upon the occurrence of any event of default beyond the applicable notice and cure period by Subtenant under this Sublease, the bank shall honor the letter of credit and pay to Sublandlord the amount due to Sublandlord by reason of Subtenant’s default, upon presentation of the letter of credit at the issuing bank’s counter in New York City (or if Silicon Valley Bank is the issuing bank, by facsimile transmission to Silicon Valley Bank as provided in the letter of credit), together with a statement written by the Sublandlord that the Subtenant is in default under the Sublease and that the Sublandlord is entitled to draw down on the letter of credit.  This letter of credit will further provide that it will be honored by the bank at sight upon the delivery of such written statement by Sublandlord without inquiry as to its accuracy and regardless of whether Subtenant disputes the contents of such statement.  If as a result of any such application for all or any part of such security, the amount secured by the letter of credit shall be less than the amount of Security Deposit required by this Sublease, Subtenant shall forthwith provide Sublandlord with additional letter(s) of credit in an amount equal to the deficiency.  In the event of a transfer of Sublandlord’s interest in the Master Lease, Sublandlord shall have the right without cost to transfer the letter of credit to the transferee and Sublandlord shall, without any further agreement between the parties, thereupon be released by Subtenant from all liability therefor; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the said letter to a new Sublandlord.  Subtenant further covenants that it will not assign or encumber said letter or any part thereof and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrances.  If, notwithstanding anything to the contrary hereinabove, the letter of credit expires earlier than thirty (30) days after the expiration of the term of this Sublease, Sublandlord will accept a renewal thereof, (such renewal to be in effect not later than thirty (30) days prior to the expiration thereof) irrevocable to thirty (30) days after the end of the term of this Sublease upon the same terms as the expiring letter of credit.

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However, (i) if the letter of credit is not timely renewed; (ii) or if Subtenant fails to maintain the letter of credit in the amount and terms set forth in this Section, Subtenant, at least thirty (30) days prior to the expiration of the letter of credit, or immediately upon its failure to comply with each and every term of this Section, must deposit with Sublandlord cash security for the security in the amount to be held and applied by Sublandlord as provided in this Section in exchange for letter of credit, and subject to all of the terms and conditions of the Sublease, failing which Sublandlord may present such letter of credit to the bank, in accordance with the terms of this Section, and the entire sum secured by the letter of credit shall be paid to Sublandlord, to be held as cash security as provided in this Section.  If Subtenant shall be adjudicated bankrupt or make an assignment for the benefit of creditors, or a receiver of Subtenant’s property shall be appointed, the security shall, at all times, remain subject to the provisions hereof.  If Subtenant delivers the Security Deposit in cash upon the execution of this Sublease, Subtenant may, at any time during the Term, deliver to Sublandlord in lieu thereof, a letter of credit complying with this provision.

1.12                        Subtenant Signage:  On the Commencement Date, Subtenant may have signage in the Building in accordance with Building standard policy and Subtenant may have Building directory listings in the same manner as Sublandlord under the Master Lease subject to Master Landlord’s consent.

1.13 Sublandlord’s Notice Address:	Sustainable Insight Capital Management, LLC

Attn: Mr. George Parker

with a copy to:	Thomas G. Huszar, Esq.
Moritt Hock & Hamroff LLP
1407 Broadway, 39th Floor
New York, NY 10018

1.14 Subtenant’s Notice Address:	Prior to Commencement Date
Blockstack PBC
[Address Withheld], Floor 2
New York, NY 10012
Attn: Mr. Jesse Soslow

On and After Commencement Date
Blockstack PBC
[Address Withheld], 12th Floor
New York, NY 10010
Attn: Mr. Jesse Soslow

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with a copy to:	Arthur S. Mantel, Esq.
Alter Mantel, LLP
90 Park Avenue, 28th Floor
New York, NY 10016

1.15                        Brokerage Fees:  The parties represent and warrant to each other that they have dealt with no broker or finder in connection with procuring this Sublease, other than Cushman and Wakefield and Colliers International (the “Brokers”), and that no broker or finder, other than the Brokers, was instrumental in obtaining the execution of this Sublease.  The parties represent and warrant to each other that no other third parties are entitled to any fee or commission in connection with this Sublease, other than the Brokers.  The Sublandlord shall pay one and one-half (1.5) full commission to the Brokers, to be split between the Brokers, in accordance with the terms of a separate agreement, constituting the full compensation to the Brokers for this Sublease transaction.  The parties further agree to indemnify and hold each other harmless in connection with any and all claims, liabilities, losses or damages that either party may sustain as a result of any claim for brokerage commissions resulting from a breach of the forgoing representations and warranties.  The representations and covenants contained in this Section shall survive the Expiration Date or the effective date of the sooner termination of this Sublease.

The terms in the Basic Sublease Provisions are used in this Sublease as defined terms and have the meanings given above.  Other capitalized words and phrases have the meanings given in the Sublease.  Unless otherwise indicated, all section and exhibit references are to the sections and exhibits of this Sublease.

2.                                      PREMISES.  Sublandlord hereby subleases the Sublet Premises to Subtenant, and Subtenant hereby subleases the Sublet Premises from Sublandlord for the Term (as defined below), vacant and free of tenants and occupants in “as is”, broom clean condition and state of repair, and otherwise on and subject to the terms and conditions of this Sublease.  All furniture, fixtures and equipment currently existing in the Sublet Premises will remain in and be delivered to the Subtenant at the Commencement Date in its “as is condition”, except that Sublandlord shall be entitled to remove all art work, the CEO’s desk, the reception desk and the Bonobo statue from the Sublet Premises prior to the Commencement Date.

3.                                      TERM; END OF TERM.

3.1                               The term of this Sublease will begin on the Commencement Date and will terminate on the Expiration Date, unless terminated earlier (a) by Sublandlord pursuant to Section 15 herein, (b) in the event that the Master Lease is terminated for any cause whatsoever (and Master Landlord does not require Subtenant to attorn), (c) by Subtenant, as a one-time right, only as of the first day of the third Sublease Year or as of the first day of the fourth Sublease Year, provided Subtenant gives Sublandlord at least one hundred eighty (180) days prior written notice of its intention to terminate the Sublease and pays the Sublandlord the nonrefundable Termination Fee (as defined below), or (d) upon mutual written agreement of Sublandlord and Subtenant, and the Term will end on the effective date of any such earlier termination (the “Term”).  The Termination Fee payable by Subtenant to Sublandlord under subsection (c) of this Section 3.1 shall be equal to (i) three times the then monthly installment of Base Rent due under the Sublease, plus (ii) the unamortized portion of the Base Rent abatement referenced in Section 1.7(b) above and the Brokers commissions and fees and Master Landlord fees and charges in connection with this Sublease.

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3.2                               Upon the expiration or other termination of the Term of this Sublease, Subtenant shall quit and surrender to Sublandlord the Sublet Premises, “broom-clean”, in good order and condition, ordinary wear and damages excepted, and Subtenant shall remove all its personal property from the Sublet Premises.  Except for the Subtenant’s specialty or other alterations to the Sublet Premises identified by Sublandlord or Master Landlord at the time said alterations are approved as alterations to be removed by Subtenant, Subtenant shall not be responsible to remove any alterations from the Sublet Premises and restore it to the condition it was in as of the Commencement Date.  Subtenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Sublease.  If the last day of the Term falls on a weekend or holiday, this Sublease shall expire at noon on the preceding weekday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business weekday.

3.3                               The parties recognize and agree that the damage to Sublandlord resulting from any failure by Subtenant to timely surrender possession of the Sublet Premises will be substantial, will exceed the amount of the monthly installments of Rent payable hereunder and will be impossible to accurately measure.  Subtenant agrees that if possession of the Sublet Premises is not surrendered to Sublandlord on the Expiration Date or the effective date of the sooner termination of this Sublease, Subtenant shall pay to Sublandlord on account of use and occupancy of the Sublet Premises for each calendar month or part thereof (even if such part be a small fraction of a calendar month) during which Subtenant holds over in the Sublet Premises after the Expiration Date or the effective date of the sooner termination of this Sublease, a sum equal to one and one half (1.5) times for the first thirty (30) days or part thereof of such holdover, and thereafter two (2) times, the aggregate of that portion of the Base Rent which was payable under this Sublease during the last month of the Term, together with any and all Additioanl Rent and other amounts then due to Sublandlord from Subtenant hereunder.  In addition, Subtenant shall indemnify and hold harmless Sublandlord against and from any and all claims, damages and liabilities whatsoever asserted against, imposed on or collected from Sublandlord by Master Landlord as a result of the Subtenant’s holdover.  Nothing herein set forth shall be deemed to permit Subtenant to retain possession of the Sublet Premises after the Expiration Date or sooner termination of this Sublease or to limit in any manner Sublandlord’s right to regain possession of the Sublet Premises through summary proceedings or otherwise, and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date or the effective date of the sooner termination of this Sublease shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Section 3.3.  The provisions of this paragraph shall survive the Expiration Date or the effective date of the sooner termination of this Sublease.

3.4                               There shall be no surrender of the Sublet Premises by Subtenant without express written acceptance of such surrender by Sublandlord.  Further, no delivery of the key(s) to the Sublet Premises to any employee or agent of the Sublandlord, or to the office of the Subandlord, shall be deemed the Sublandlord’s acceptance of the surrender of the Sublet Premises by Subtenant.  In the event that Subtenant surrenders or is evicted from the Sublet Premises prior to the Expiration Date of this Sublease then the Sublandlord shall have no duty to mitigate its damages and Subtenant shall be liable for Rent through the original Expiration Date of this Sublease.

4.                                      BASE RENT; ADDITIONAL RENT.

4.1                               The consideration payable by Subtenant for the use and occupancy of the Sublet Premises consists of (a) the Base Rent specified in the above Basic Sublease Provisions, plus (b) the Additional Rent discussed in Section 4.3 below.  Except as may be expressly provided herein, Subtenant’s covenant to pay Base Rent and Additional Rent will be independent of every other covenant in this Sublease.

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4.2                               Except for the abatement specified in Section 1.7(b) above, beginning on the Commencement Date and continuing thereafter on the first day of each month during the Term, Subtenant must pay to Sublandlord in advance, and without notice, demand, deduction or offset, the monthly Base Rent.  In the event the Commencement Date is not the first day of the month, then Subtenant must pay the prorated Base Rent for the first partial month on the Rent Commencement Date.

4.3                               During the Term of this Sublease, in addition to Base Rent, Subtenant shall pay to Sublandlord , within five (5) business days after written demand, as additional rent, each of the following (collectively, the “Additional Rent”): (a) any increases in any calendar year of the Term in the amount of real estate tax escalation payments due from Sublandlord to Master Landlord under Article 7 of the Master Lease (the “Tax Payments”), over and above the amount of Tax Payments due from Sublandlord to Master Landlord for the calendar year 2019; (b) Sublandlord’s costs and expenses to enforce the terms and provisions of this Sublease;  and (c) any other amounts due and owing to the Master Landlord by the Sublandlord pursuant to the Master Lease (other than the Fixed Rent (including the Electrical Inclusion Factor) and Tax Payment defined in and payable by Sublandlord under the Master Lease) and arising out of the use and/or occupancy of any of the Sublet Premises or the common areas of the Building by Subtenant, its partners, affiliates, employees, representatives, agents and/or invitees, such as payments under the Master Lease for excessive water usage, after hours HVAC service, freight elevator usage, extraordinary refuse removal and sprinkler system damages.

4.4                               All Rent must be paid to Sublandlord at the address specified in the Basic Sublease provisions, or to such other person or such other place as Sublandlord may from time to time designate by giving notice in writing.

4.5                               If any Rent is not paid within five (5) days when due, Subtenant must pay a late charge to Sublandlord that is equal to the greater of: (a) five percent (5%) of the delinquent amount, or (b) all interest and late charges as Sublandlord would sustain under the Master Lease in the event that Sublandlord were delinquent in paying such amount under the Master Lease.  Neither demand for, nor receipt of, any late charge called for under this Sublease will (i) operate to waive any default by Subtenant or provide a substitute for Subtenant’s full and timely performance of the obligation to pay Rent, or (ii) limit the exercise of any other right or remedy Sublandlord may have under this Sublease in case of Subtenant’s default.

5.                                      CONDITION AND USE OF PREMISES.  Subtenant hereby accepts the Sublet Premises in its “as is” condition without any agreements, representations, understandings or obligations on the part of Sublandlord to perform any alterations, repairs or improvements thereto, including for latent defects which are the obligation of the Master Landlord.  The Sublet Premises shall be used in accordance with the teams and provisions of the Master Lease and may be used and occupied solely for Subtenant’s Use as specified in the Basic Sublease Provisions.  Subtenant must not use or suffer or permit the Sublet Premises to be used for any other purpose except with Master Landlord’s and Sublandlord’s discretionary consent.

6.                                      SUBTENANT’S INSURANCE.  Subtenant shall maintain throughout the Term of this Sublease, for the benefit of Master Landlord and Sublandlord, such policy or policies of insurance with respect to the Sublet Premises as Sublandlord is required to maintain pursuant to the Master Lease.

7.                                      ASSIGNMENT OR SUBLETTING.  Subject to Article 13 of the Master Lease, Subtenant shall not assign or otherwise transfer, mortgage, pledge, hypothecate or encumber this’ Sublease or the Sublet Premises, or any interest therein, and shall not sublet the Sublet Premises or any part thereof, or any right or privilege appurtenant thereof, or permit any other party to occupy the Sublet Premises, or any portion thereof, without the written consent of both Master Landlord and Sublandlord.

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Master Landlord’s and Sublandlord’s consent to any assignment, transfer or subletting by Subtenant shall not relieve Subtenant from any of its obligations under this Sublease.  Sublandlord agrees that if the Master Landlord consents to a sub-sublease or assignment of this Sublease, Sublandlord will not withhold, delay or condition its consent to same.

8.                                      PROVISIONS REGARDING MASTER LEASE.

8.1                               This Sublease is, and at all times shall be, subject and subordinate to the terms and provisions of the Master Lease, and Subtenant shall comply with all applicable terms and conditions of the Master Lease to be performed by Sublandlord.

8.2                               The terms, conditions and respective rights and obligations of Sublandlord and Subtenant to each other under this Sublease shall be identical to the terms and conditions and respective rights and obligations of Sublandlord and Master Landlord pursuant to the Master Lease with Sublandlord enjoying the benefit of the rights and obligations of Master Landlord and Subtenant having the rights and benefits of Sublandlord; provided, that, those provisions of the Master Lease which are directly contradicted by the terms and provisions of this Sublease, shall be governed and controlled by the terms of this Sublease over those of the Master Lease.

8.3                               During the Term of this Sublease, Subtenant hereby expressly assumes, and agrees to perform and comply with, for the benefit of Subtenant and Master Landlord, each and every obligation of Sublandlord as the tenant under the Master Lease, except that (a) Sublandlord’s monetary obligations under the Master Lease shall be considered performed by Subtenant to the extent and in the amount that Base Rent and Additional Rent is actually paid to Sublandlord in accordance with Section 4 hereof, (b) Subtenant does not assume or agree to perform any obligations arising or resulting from any default under the Master Lease caused solely by Sublandlord’s actions and (c) the following provisions of the Master Lease are specifically excluded from this Sublease: Article 4, Article 24, and Article 27.

8.4                               Sublandlord represents and warrants to Subtenant that, as of the Execution Date (a) the Master Lease is in full force and effect; and (b) Sublandlord has full right and authority to enter into this Sublease; and (c) to the knowledge of Sublandlord, no default exists on the part of Sublandlord or Master Landlord under the terms and provisions of the Master Lease.

9.                                      QUIET ENJOYMENT.

9.1                               Sublandlord covenants and agrees with Subtenant that upon Subtenant paying the Base Rent, Additional Rent and timely and fully observing and performing all of the other obligations, terms, covenants and conditions of this Sublease on Subtenant’s part to be observed and performed, Subtenant may peaceably and quietly enjoy the Sublet Premises during the Term of this Sublease; provided, however, that this Sublease shall automatically terminate upon termination of the Master Lease and Subtenant shall have no claim against Sublandlord with respect thereto unless such termination was caused by the default of Sublandlord in the performance of its obligations under the Master Lease which default does not result from Subtenant’s actions.

9.2                               Each party hereby covenants and agrees that it shall not do or suffer or permit anything to be done which would constitute a default under the Master Lease or would cause the Master Lease to be cancelled, terminated or forfeited by virtue of any rights of cancellation, termination, or forfeiture reserved or vested in Master Landlord under the Master Lease.

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10.                               INDEMNIFICATION.

10.1                        Subtenant Indemnification.  Subtenant shall indemnify, defend and hold Sublandlord and its members, managers, officers, affiliates, employees, representatives and agents harmless from and against any losses, liabilities, obligations, damages, costs and expenses (including reasonable attorney’s fees and costs) arising out of any default under this Sublease or the Master Lease caused by Subtenant or its partners, affiliates, employees, representatives, agents and/or invitees; provided, however, Subtenant shall have no obligation to indemnify Sublandlord for matters arising out of the fault, negligence or willful misconduct of Sublandlord or its employees, representatives or agents or any third party at the Sublet Premises and Building by or through Sublandlord.

10.2                        Sublandlord Indemnification.  Sublandlord shall indemnify, defend and hold Subtenant and its partners, officers, affiliates, employees, representatives and agents harmless from and against any and all losses, liabilities, obligations, damages, costs and expenses (including reasonable attorneys’ fees and cost) arising out of any default under this Sublease or the Master Lease caused by Sublandlord or its employees, representatives or agents; provided, however, Sublandlord shall have no obligation to indemnify Subtenant for matters arising out of the fault, negligence or willful misconduct of Subtenant or its employees, representatives or agents or any third party at the Sublet Premises and Building by or through Subtenant.

10.3                        Procedures for Indemnification.  Upon the occurrence of any event giving rise to a claim, demand or other matter for which either party believes the other is required to indemnify, defend or hold harmless under this Sublease, the party requesting indemnification (the “Indemnified Party”) shall give written notice to the other party (the “Indemnifying Party”), and shall give the Indemnifying Party a reasonable opportunity to defend the same at its own expense and with counsel of its own selection.  The Indemnified Party shall at all times also have the right to fully participate at its expense in the defense of such matter with counsel of its choosing.  If the claim is one that cannot by its nature be defended solely by the Indemnifying Party, the Indemnified Party shall make available all information and assistance that the Indemnifying Party may reasonably request.  If the Indemnifying Party shall fail to defend within the reasonable time after demand to do so, the Indemnified Party shall have the right, but not the obligation, to undertake the defense, and compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account and at the risk of the Indemnifying Party.

If a material conflict of interest exists in having counsel chosen by the Indemnifying Party assume the defense, then the Indemnified Party may appoint independent counsel, subject to the approval of the Indemnifying Party, to represent the Indemnified Party with respect to the issues for which the conflict of interest exists.  On all other issues, the independent counsel’s participation shall be subject to the direction and lead of the counsel appointed by the Indemnifying Party to assume the defense.  The fees charged by the independent counsel shall be limited to reasonable fees, and shall otherwise be consistent with the fee structure and policies of the Indemnifying Party in paying its outside counsel.  If for any reason during the course of representation the independent counsel is no longer acceptable to the Indemnifying Party, then the Indemnifying Party may require that substitute counsel be appointed by the Indemnified Party, again subject to the approval of the Indemnifying Party.  The Indemnifying Party shall be responsible for such reasonable fees as may be incurred in the transition to such substitute counsel.

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11.                               NOTICES.

11.1                        All notices which may or are required to be given by either party to the other must be in writing to the addresses specified in the Basic Sublease Provisions, or at such other place as a party may from time to time designate by notice in writing.  Notices will be deemed delivered (i) when received or refused if personally delivered; (ii) three (3) business days after being sent if sent by United States registered or certified mail, postage prepaid, return receipt requested; or (iii) one (1) business day after being sent by a nationally recognized overnight commercial courier service providing receipted delivery.

11.2                        Sublandlord and Subtenant shall, within three (3) days of receipt, forward to one another copies of any and all notices applicable to this Sublease, the Master Lease or the Sublet Premises that either of them may receive from Master Landlord under the Master Lease.

12.                               ELECTRICITY; UTILITIES; SERVICES.

12.1                        Subtenant and Sublandlord hereby acknowledge that Master Landlord has the obligation to furnish certain utilities and services under the terms and conditions of the Master Lease and Subtenant agrees that Sublandlord shall have no responsibility to furnish any such utilities or services, and any failure by Master Landlord to furnish any such utilities or services shall not constitute a complete or partial constructive eviction of Subtenant or permit Subtenant to abate any Rent or other payment owed hereunder.  Should Master Landlord fail to furnish any such utilities or services, Sublandlord hereby agrees to use commercially reasonable efforts to enforce its rights in connection therewith against Master Landlord under the terms of the Master Lease, and Subtenant shall reimburse Sublandlord, as Additional Rent hereunder, for Sublandlord’s reasonable costs and expenses incurred in connection therewith within five (5) business days of Sublandlord’s written demand therefor.  Should Sublandlord fail to enforce its rights against the Master Landlord under the Master Lease, Subtenant may, at its expense, enforce the obligations of the Master Landlord in the name and on behalf of the Sublandlord.  In the event Sublandlord receives a rent abatement under the Master Lease from the Master Landlord as a result of any disruption of utilities or services, Sublandlord shall provide Subtenant with a proportionate abatement of Subtenant’s Base Rent obligation under the Sublease.

12.2                        In addition, Subtenant shall pay all charges for other utility services rendered or supplied to Subtenant at Subtenant’s request directly to the applicable authority providing the service.

12.3                        Notwithstanding anything to the contrary herein, Sublandlord shall deliver the Sublet Premises to Subtenant at the Commencement Date with the electrical, mechanical, plumbing, sprinkler, fire alarm, life safety and HVAC equipment and systems in good working order, and subject to the terms of the Master Lease, Subtenant shall be responsible to maintain the same in good working order during the Term and to deliver the same in good working order at the Expiration Date or earlier termination of this Sublease.

13.                               REPAIRS.

Subtenant hereby acknowledges that certain repair and replacement obligations are the Master Landlord’s obligations pursuant to the terms and conditions of the Master Lease, and Subtenant agrees that Sublandlord shall have no responsibility therefor, and any failure by Master Landlord to make any such repairs or replacement shall not permit Subtenant to abate any Rent or other payments owed hereunder, except to the extent Sublandlord would be entitled to, and in fact receives rent abatement under the Master Lease, in which event Sublandlord shall provide Subtenant with a proportionate abatement of Subtenant’s Base Rent obligation under the Sublease.

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Subtenant further agrees to notify both Master Landlord and Sublandlord in the event any repairs to the Subleased Premises are required and Sublandlord agrees to use commercially reasonable efforts to enforce its rights in connection herewith against Master Landlord under the terms of the Master Lease and Subtenant shall reimburse Sublandlord, as Additional Rent hereunder, for Sublandlord’s reasonable costs and expenses incurred in connection therewith within five (5) business days of Sublandlord’s written demand therefor.

14.                               FIRE OR OTHER CASUALTY.

Subtenant hereby acknowledges that, pursuant to the terms and conditions of the Master Lease, Sublandlord has no obligation to repair, rebuild or restore any portion of the Building (including the Sublet Premises) in the event of a fire or other casualty and that such obligation rests, if at all, exclusively with Master Landlord.  Subtenant further acknowledges and agrees that all leasehold property of Subtenant located in or about the Sublet Premises shall be at the sole risk of the Subtenant and Sublandlord shall have no responsibility therefor.  Subtenant also agrees that in the event of a fire or other casualty to the Sublet Premises, Rent shall be proportionately abated hereunder, but only to the extent and in the same proportion that rent payable by the Sublandlord to Master Landlord under the Master Lease are abated.  The proportionate abatement of Subtenant’s Rent shall be determined on the basis of the ratio that the floor area of the Sublet Premises rendered untenantable by such fire or other casualty bears to the total floor area of the Sublet Premises.

15.                               CONDITIONS OF LIMITATION.

Anything to the contrary notwithstanding in the other portions of this Sublease, it is mutually agreed and understood that the time for the payment of Rent when due as hereinbefore stated is of unique and specific importance and financial necessity to the Sublandlord hereunder and the TIME FOR PAYMENT THEREOF IS OF THE ESSENCE.  The Sublease and the term and estate hereby granted are subject to the limitations that:

In the event that Subtenant defaults in the payment of Rent as specifically required to be paid hereunder more than ten (10) days after written notice of default from Sublandlord, the Sublandlord may at its option serve upon the Subtenant, pursuant to the terms of this Sublease, a five (5) Day Notice permitting Subtenant to cure the aforementioned default for nonpayment of the Rent.  Said notice shall state the amount due and the date from which it was due.  Same may be, at the Sublandlord’s option, signed by the Sublandlord, Sublandlord’s agent, employee, or attorney.  If, in the event the above described default shall continue after the cure period set forth in the above Five (5) Day Notice, the Sublandlord may serve a Three (3) Day Notice terminating and cancelling the Sublease and estate thereby created.  By said Notice, said Sublease shall be canceled and shall terminate at the expiration of three (3) days from the date of service thereof as fully and finally as if the date set forth in the Three (3) Day Notice hereinabove mentioned were the date on which the Sublease would naturally expire.  Provided, Subtenant has not cured it’s non-payment of Rent prior to the giving of the Three (3) Day Notice, it is specifically agreed and understood that the lapse of the three (3) days’ time period as set forth in the Three (3) Day Notice is the condition of limitation which operates to terminate the Sublease.

16.                               WAIVER OF COUNTERCLAIM.

Subtenant hereby agrees not to interpose any counterclaim or set-off of whatever nature or description, in any action or summary proceeding by Sublandlord against the Subtenant for non-payment of Rent, damages or deficiency, whether such action or summary proceeding be brought under this Sublease or any renewal, extension, holdover or modification thereof.

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In addition, Subtenant hereby waives its right to a Jury Trial in any Summary Proceeding.  Nothing herein contained, however shall be construed as a waiver of the Subtenant’s right to commence a separate action on a bona-fide claim against Sublandlord.

17.                               ESTOPPEL CERTIFICATE.

Subtenant shall, without charge, at any time and from time to time hereafter, within ten (10) business days after written request of Sublandlord, certify by a written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified by Sublandlord, as to the Commencement Date, Expiration Date and Security Deposit hereunder, the validity and force and effect of this Sublease, as then constituted, as to the existence of any uncured default on the part of any party thereunder, as to the existence of any offsets, counterclaims or defenses thereto on the part of Subtenant, and as to any other matters may be reasonably requested by Sublandlord.  Sublandlord shall, without charge, at any time and from time to time hereafter, within ten (10) business days after written request of Subtenant, certify by a written instrument duly executed and acknowledged to any assignee, professional consultant, attorney, accountant, banker or successor in interest, person, firm or corporation specified by Subtenant, as to the Commencement Date, Expiration Date and Security Deposit hereunder, the validity and force and effect of this Sublease, as then constituted, as to the existence of any uncured default on the part of any party thereunder, as to the existence of any offsets, counterclaims or defenses thereto on the part of the Sublandlord, and as to any other matters may be reasonably requested by Subtenant.

18.                               MISCELLANEOUS.

18.1                        Sublandlord represents: (a) the commencement date of the Master Lease was December 20, 2013 and the stated expiration date of the Master Lease is January 31, 2024; (b) there are no claims, actions or proceedings pending or, to Sublandlord’s knowledge, threatened by either Sublandlord or Master Landlord under the Master Lease; (c) there are no reimbursements due to Master Landlord for capital improvements pursuant to Section 7.10 of the Master Lease; and (d) the current electrical inclusion factor under the Master Lease is $21,125.00 per annum.

18.2                        All terms used in this Sublease shall have the same meaning as assigned to them in the Master Lease, except as otherwise expressly provided herein.  For purposes of the Sublease, “business day” shall mean any day other than a Saturday, a Sunday, or a federal or state holiday on which banks in the City of New York are closed.

18.3                        Upon reasonable request from a party hereto, from time to time, each party shall execute and deliver such additional documents and instruments and take such other actions as may be reasonably necessary to give effect to the intents and purposes of this Sublease.

18.4                        In the event of any litigation or arbitration proceedings between the parties hereto, the prevailing party in any such proceeding shall be awarded, in addition to the amount of any judgment or other award entered therein, the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in the proceeding.

18.5                        This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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18.6                        This Sublease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Facsimile and/or electronic signatures in PDF format shall have the same force and effect as, and shall be deemed, original signatures.

18.7                        Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, except the Brokers specified in the Basic Sublease Provisions.  Each party covenants to protect, defend, indemnify and hold harmless the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commission and charges claimed by any broker or other agent, other than the Brokers, with respect to this Sublease or the negotiation thereof on behalf of such party.

18.8                        Sublandlord and Subtenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Sublease.

18.9                        This Sublease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the laws of the state in which the Sublet Premises are located, and Sublandlord and Subtenant hereby irrevocably consent to the jurisdiction and proper venue of such state.

18.10                 The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Sublease.  Without limiting the scope of the prior sentence, it is agreed that Subtenant’s or Sublandlord’s obligations under any provision of this Sublease or the Master Lease that is expressly provided by its terms to survive termination of this Sublease shall survive the expiration or early termination of this Sublease for a period not to exceed twelve (12) months.

18.11                 If any term or provision of this Sublease shall to any extent be invalid or unenforceable, the remainder of this Sublease shall not be affected, and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

18.12                 The liability of Sublandlord for its obligations under this Sublease shall be limited to Sublandlord’s interest in the Sublet Premises and the Master Premises and Subtenant shall not look to any other property or assets of Sublandlord or its members, managers, officers, affiliates, employees, representatives or agents in seeking either to enforce Sublandlord’s obligations under this Sublease or to satisfy a judgment for Sublandlord’s failure to perform such obligations and in no event shall any of Sublandlord’s members, managers, officers, affiliates, employees, representatives or agents be personally liable for the performance of Sublandlord’s obligations hereunder.

18.13                 The headings and titles to the Articles and Sections of this Sublease are for convenience only and shall have no effect on the interpretation of any part of the Sublease.

18.14                 All understandings and agreements previously made between the parties are superseded by this Sublease, and neither party is relying upon any warranty, statement or representation not contained in this Sublease.  This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant.

18.15                 Each party represents and warrants to the other that the person or persons executing this Sublease for the representing party are fully authorized to so act and no other action is required to bind Sublandlord to this Sublease and that the representing party has the right and power to execute and deliver this Sublease and to perform its obligations hereunder and that the representing party is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Premises are located.

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18.16                 This Sublease shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed solely in New York.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease on the dates set forth below, intending to be bound hereby.

SUBLANDLORD:

SUSTAINABLE INSIGHT CAPITAL MANAGEMENT, LLC

By:
Name:
Title:

SUBTENANT:

BLOCKSTACK PBC

By:
Name:
Title:

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EXHIBIT A

SUBLET PREMISES

Image of Premises

EXHIBIT B

MASTER LEASE

LEASE

PROPERTY OWNER, L.L.C.,

as Landlord

and

SUSTAINABLE INSIGHT CAPITAL MANAGEMENT, LLC,

as Tenant

for

The Entire Rentable Area of the 12th Floor

[Address Withheld]

New York, New York

Schedule of Exhibits

Exhibit A	Floor Plan
Exhibit B	Definitions
Exhibit C	Landlord’s Work
Exhibit D	Rules and Regulations
Exhibit E	Tenant’s Space Plan

LEASE

THIS LEASE is made as of the 20th day of December, 2013, between [Address Withheld] PROPERTY OWNER, L.L.C. (“Landlord”), a Delaware limited liability company, and SUSTAINABLE INSIGHT CAPITAL MANAGEMENT, LLC (“Tenant”), a Delaware limited liability company.

Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

PREMISES	The entire twelfth (12th) floor of the Building, as more particularly shown on Exhibit A.

BUILDING	The building and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as [Address Withheld], New York, New York.

REAL PROPERTY	The Building, together with the plot of land upon which it stands.

COMMENCEMENT DATE	The date upon which this Lease is executed and delivered by both parties hereto.

RENT COMMENCEMENT DATE	As defined in Section 2.5 hereof.

EXPIRATION DATE

If the Rent Commencement Date shall be the first day of a calendar month, then the date which is the day immediately preceding the ten (10) year anniversary of the Rent Commencement Date, or if the Rent Commencement Date shall be other than the first day of a calendar month then the date which is the last day of the month in which the (10) year anniversary of the Rent Commencement Date occurs.

TERM	The period commencing on the Possession Date (as defined in Section 2.2 hereof) and ending on the Expiration Date.

PERMITTED USES	Executive and general offices.

BASE TAX YEAR	The calendar year 2014 (i.e. the average of the Tax Years ending on June 30, 2014 and June 30, 2015).

TENANT’S PROPORTIONATE SHARE	6.63%.

AGREED AREA OF PREMISES	6,500 rentable square feet, as mutually agreed by Landlord and Tenant.

FIXED RENT (Inclusive of Electrical Inclusion Factor)

(i) XXXXX per annum (XXXXX per month) for the period commencing on the Possession Date and ending on the last day of the calendar month (“First Date”) immediately preceding the month in which occurs the first anniversary of the Possession Date, both dates inclusive;

(ii) XXXXX per annum (XXXXX per month) for the period commencing on the day following the First Date and ending on the first anniversary of the First Date (“Second Date”), both dates inclusive;

(iii) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Second Date and ending on the first anniversary of the Second Date (“Third Date”), both dates inclusive;

(iv) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Third Date and ending on the first anniversary of the Third Date (“Fourth Date”), both dates inclusive;

(v) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Fourth Date and ending on the first anniversary of the Fourth Date (“Fifth Date”), both dates inclusive;

From and after the Fifth Date, at Landlord’s election (which election shall be made in written notice to Tenant at least 90 days prior to the Sixth Date), the Fixed Rent shall be as follows:

Either (a) (herein called the “First Rent Scenario”):

(i) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Fifth Date and ending on the first anniversary of the Fifth Date (“Sixth Date”), both dates inclusive;

(ii) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Sixth Date and ending on the first anniversary of the Sixth Date (“Seventh Date”), both dates inclusive;

(iii) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Seventh Date and ending on the first anniversary of the Seventh Date (“Eighth Date”), both dates inclusive;

(iv) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Eighth Date and ending on the first anniversary of the Eighth Date (“Ninth Date”), both dates inclusive;

(v) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Ninth Date and ending on the first anniversary of the Ninth Date (“Tenth Date”), both dates inclusive; and

(vi) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Tenth Date and ending on the Expiration Date, both dates inclusive.

Or (b) (herein called the “Second Rent Scenario”)

(i) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Fifth Date and ending on the Sixth Date, both dates inclusive;

(ii) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Sixth Date and ending on the Seventh Date, both dates inclusive;

(iii) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Seventh Date and ending on the Eighth Date, both dates inclusive;

(iv) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Eighth Date and ending on the Ninth Date, both dates inclusive;

(v) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Ninth Date and ending on the Tenth Date, both dates inclusive; and

(vi) XXXXX per annum (XXXXX per month) for the period commencing on the day following the Tenth Date and ending on the Expiration Date, both dates inclusive.

ADDITIONAL RENT

All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including Tenant’s Tax Payment, late charges, overtime or excess service charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

RENT	Fixed Rent and Additional Rent, collectively.

INTEREST RATE	The lesser of (i) 300 basis points above the then-current Base Rate, and (ii) the maximum rate permitted by applicable law at such time.

SECURITY DEPOSIT	XXXXXX

ELECTRICAL INCLUSION FACTOR	$21,125.00 per annum ($1.760.42 per month)

TENANT’S ADDRESS FOR NOTICES

Until Tenant commences business operations from the Premises:

Sustainable Insight Capital Management, LLC

1350 Avenue of the Americas, Suite 435

New York, New York 10019

Attn: George Parker, Esq.

Thereafter:

At the Premises

Attn: George Parker, Esq.

Copies to:

Moritt Hock & Hamroff, LLP

450 Seventh Avenue, Suite 1504

New York, New York 10123

Attn: Thomas Huszar, Esq.

LANDLORD’S ADDRESS FOR NOTICES	c,/o.ClearRock Properties 1221 Avenue of the Americas New York, New York 10020 Attn: Steve Grant

Copies to: c/o The Carlyle Group 520 Madison Avenue New York, New York 10022 Attn: Brian Vetter and: Davis & Gilbert LLP 1740 Broadway New York, New York 10019 Attention: Mark E. Maltz, Esq.

TENANT’S BROKER	Cassidy Turley.

LANDLORD’S AGENT	Jones Lang LaSalle or any other person or entity designated at any time and from time to time by Landlord as Landlord’s Agent.

LANDLORD’S CONTRIBUTION	XXXXXX

LANDLORD’S RESTROOM CONTRIBUTION	XXXXXX

All capitalized terms used in this Lease without definition are defined in Exhibit B.

ARTICLE 2

PREMISES, TERM, RENT

Section 2.1                                   Lease of Premises.  Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term.  In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the Common Areas.

Section 2.2                                   Commencement Date.  (a)  Upon the Commencement Date, the terms and provisions hereof shall be fully binding on Landlord and Tenant prior to the occurrence of the Possession Date.  The Term of this Lease shall commence on the Possession Date (as hereinafter defined), subject to Section 2.2(b) below, and, unless sooner terminated or extended as hereinafter provided, shall end on the Expiration Date.  If Landlord does not tender possession of the Premises to Tenant on or before any specified date, for any reason whatsoever, except as otherwise provided in Section 2.2(b) below, Landlord shall not be liable for any damage thereby, this Lease shall not be void or voidable thereby, and the Term shall not commence until Landlord tenders possession of the Premises to Tenant.  Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the giving of written notice to Tenant stating that the Premises are vacant and available for Tenant’s occupancy and Item 6 of Landlord’s Work is Substantially Complete (or deemed to be Substantially Complete as provided herein) in accordance with the terms of this Lease (the “Possession Date”).

No failure to tender possession of the Premises to Tenant on or before any specified date shall affect any other obligations of Tenant hereunder.  Except as expressly provided in Section 2.2(b) below, there shall be no postponement of the Possession Date (or the Rent Commencement Date) for (i) any delay in the delivery of possession of the Premises which results from Tenant Delay or (ii) any delay by Landlord in the performance of any Punch List Items relating to Landlord’s Work.  Once the Commencement Date is determined, Landlord and Tenant shall execute an agreement stating the Commencement Date, Rent Commencement Date and Expiration Date, but the failure to do so will not affect the determination of such dates.  For purposes of determining whether Tenant has accepted possession of the Premises, Tenant shall be deemed to have done so when Tenant first moves Tenant’s Property and/or any of its personnel into the Premises and/or commences construction, except to the extent that Tenant is authorized in this Lease or by Landlord’s agreement to do any of the foregoing without being deemed to have accepted possession of the Premises.  The provisions of this Section 2.2 are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor Requirement.

(b)           If Landlord fails to Substantially Complete Item 6 of Landlord’s Work and deliver possession of the Premises in accordance with the terms of this Lease prior to March 1, 2014 (the “Outside Date”), which date is subject to extension for Unavoidable Delay and Tenant Delay, and provided that (i) on the Outside Date, no Event of Default then exists, and (ii) Tenant has not then occupied in the Premises for the conduct of its business therein, as Tenant’s exclusive remedy with respect thereto, the Rent Commencement Date shall be extended by one day for each day after such date that Landlord is delayed in delivering the Premises to Tenant with Landlord’s Work Substantially Completed.  In the event that Landlord shall fail to Substantially Complete Item 5 of Landlord’s Work and deliver possession of the Premises to Tenant in the manner required hereunder before May 1, 2014 (the “Outside Termination Date”), which date is subject to extension for Unavoidable Delay and Tenant Delay, and provided that (i) on the Outside Termination Date, no Event of Default then exists, and (ii) Tenant has not then occupied in the Premises for the conduct of its business therein, as Tenant’s exclusive remedy with respect thereto, then Tenant may elect to terminate this Lease by giving thirty (30) days’ prior written notice thereof to Landlord.  Tenant’s aforesaid termination right shall be exercised within 30 days of the Outside Termination Date or such termination right shall be deemed waived; time being of the essence with respect thereto.  With the timely giving of any such termination notice, this Lease shall be deemed terminated and of no further force or effect and neither party shall have any liability or obligation to the other in respect thereof, except as set forth herein, and Landlord shall retum to Tenant any Fixed Rent paid by Tenant to Landlord hereunder and the Security Deposit (as hereinafter defined) within thirty (30) days after the date on which this Lease shall be so terminated.  Tenant’s election to terminate this Lease after the Outside Termination Date shall be of no force and effect if Landlord so delivers the Premises to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s notice of termination.

Section 2.3            Payment of Rent.  Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by good check (subject to collection) drawn on a New York Clearinghouse Bank (or other financial institution approved by Landlord) provided upon Landlord’s request Tenant shell make all fixed rent payments by wire transfer from such approved financial institution wire transfer of funds, (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease.

Section 2.4            First Month’s Rent.  Tenant shall pay one month’s Fixed Rent upon the execution of this Lease (“Advance Rent”).  If the Rent Commencement Date is on the first day of a month, the Advance Rent shall be credited towards the first month’s Fixed Rent payment.  If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay Fixed Rent for the period from the Rent Commencement Date through the last day of such month, and the Advance Rent shall be credited towards Fixed Rent for the next succeeding calendar month.

Section 2.5            Credit.  Notwithstanding any provision of this Lease to the contrary and provided this Lease is in full force and effect and no Event of Default then exists, the Fixed Rent (other than any portion thereof which constitutes the Electrical Inclusion Factor) shall be abated (“Abated Rent”) for a period (the “Free Rent Period”) commencing on the Possession Date and ending on the earlier to occur of (i) an Event of Default hereunder and (ii) the day preceding the five (5) month anniversary of the Possession Date.  The day immediately following the last day of the Free Rent Period shall be referred to in this Lease as the “Rent Commencement Date” or, if Tenant shall have no right to any such abatement, the Rent Commencement Date shall be the Commencement Date.  Additionally, provided this Lease is in full force and effect and no Event of Default then exists, if Landlord elects for Tenant to pay Fixed Rent under the Second Rent Scenario, then Fixed Rent (other than any portion thereof which constitutes the Electrical Inclusion Factor) shall also be abated (“Additional Abated Rent”) for a period commencing on the Fifth Date and continuing for a period of seventy-five (75) days.  If during the term of the Lease an Event of Default has occurred, this Section 2.5 shall be deemed null and void and the unamortized portion of any Abated Rent and, if applicable, any Additional Abated Rent, shall be immediately be paid by Tenant to Landlord

ARTICLE 3

USE AND OCCUPANCY

Section 3.1            Use.  Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose, subject to the terms of this Lease.  Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use.  If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation.  Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises.

Section 3.2            Notwithstanding the designation, if any, of the Building of which the Premises are a part as [Address Withheld] or any other identifiable name or Building designation, neither Tenant nor any subtenant or licensee, nor any of their respective partners, officers, agents, employees, or affiliates thereof, shall at any time throughout the Term of this lease, or after the expiration or sooner termination of the Term of this lease, other than in connection with identifying the location of Tenant’s business, use (i) any name which contains the name [Address Withheld] or such other identifiable name or designation by which the Building is or may become known, or (ii) the likeness of the Building or any appurtenances, improvements, sculptures, artwork or other identifiable item in connection therewith, in any form, combination or manner, (including in any and all advertising, promotional material and the internet), except with the consent of Landlord in each instance.  After the expiration or sooner termination of the term of this lease, neither Tenant nor any subtenant or licensee, nor any of their respective partners, officers, agents, employees or affiliates thereof shall use any name which contains any word(s) referring to the Building, or state or imply in any advertisement, notice, sign or otherwise, that it or any of them was connected in any manner with the Building, or use any device or set of words which might so indicate, except with Landlord’s consent in each instance.  Landlord may at any time or times change any such name or designation.

ARTICLE 4

CONDITION OF THE PREMISES

Section 4.1            Condition.  Tenant agrees (a) subject to the completion by Landlord of the Punch List Items of Landlord’s Work in accordance with the terms of this Lease, to accept possession of the Premises in the condition existing on the Possession Date “as is”, and (b) except for Landlord’s Contribution and except for Landlord’s Work described in Exhibit C attached hereto, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy.  Any work to be performed by Tenant in connection with Tenant’s initial occupancy of the Premises shall be hereinafter referred to as the “Initial Installations”.  Tenant’s occupancy of any part of the Premises, shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed any work to be performed by Landlord under this Lease, Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease.  At its expense, Landlord shall remove violations of record against the Building as of the Commencement Date or which arise between the Commencement Date and the Possession Date (to the extent not caused by or arising from Tenant’s actions pursuant to Section 4.3 below) which prevent Tenant from obtaining required construction permits for the approval of plans and performance of Tenant’s Initial Installations.

Section 4.2            Landlord’s Contribution.  (a)  Landlord shall pay to Tenant an amount not to exceed Landlord’s Contribution toward the cost of the Initial Installations (excluding any “soft costs” (except as otherwise provided below) and Tenant’s Property), in the manner set forth in Section 4.2(b) below, provided that as of the date on which Landlord is required to make payment thereof pursuant to Section 4.2(b): (i) this Lease is in full force and effect, and (ii) no Event of Default then exists.

In addition, Landlord shall pay to Tenant an amount not to exceed Landlord’s Restroom Contribution which shall be applied toward the cost and expense incurred by Tenant in cosmetically upgrading the restroom in the Premises (the “Restroom Upgrade”) and for no other purpose.  Tenant shall pay all costs of the Initial Installations in excess of Landlord’s Contribution and all costs of the Restroom Upgrade in excess of Landlord’s Restroom Contribution.  Landlord’s Contribution and Landlord’s Restroom Contribution shall be payable solely on account of labor directly related to the Initial Installations or the Restroom Upgrades, as the case may be, and materials delivered to the Premises in connection with the Initial Installations or the Restroom Upgrades (excluding any “soft costs” and Tenant’s Property) provided however, up to 10% of Landlord’s Contribution may be used for architectural, engineering, permit, and filing fees, millwork and other so called “soft costs” (except costs for personal property or furniture) in connection with the Initial Installations.  Tenant shall not be entitled to receive any portion of Landlord’s Contribution or the Landlord’s Restroom Contribution not actually expended by Tenant in the performance of the Initial Installations or the Restroom Upgrades, as applicable, nor shall Tenant have any right to apply any unexpended portion of Landlord’s Contribution or the Landlord’s Restroom Contribution as a credit against Rent or any other obligation of Tenant hereunder.  Upon the completion of the Initial Installations and/or the Restroom Upgrade, as the case may be, and satisfaction of the conditions set forth in this Section 4.2 with respect thereto (including, without limitation, items (A) — (C) set forth in Section 4.2(b) below), or upon the occurrence of the date which is 12 months after the Commencement Date, whichever first occurs (“Outside Disbursement Date”), and provided no Event of Default then exists, any amount of Landlord’s Contribution or Landlord’s Restroom Contribution which has not been previously disbursed to Tenant solely as a result of the cost of the Initial Installations being less than XXXXXX or the Restroom Upgrade being less than XXXXXX as applicable, shall be disbursed to Tenant within thirty (30) days after Tenant requests same provided Tenant makes such disbursement request in a notice given to Landlord within thirty (30) days after the Outside Disbursement Date (TIME BEING OF THE ESSENCE), and Tenant satisfied all the conditions set forth in Section 4.2(b) for disbursement of any retainage.  The right to receive Landlord’s Contribution and the Landlord’s Restroom Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney, subtenant, licensee or other person or entity.  Tenant shall not be entitled to request any portion of Landlord’s Contribution or the Landlord’s Restroom Contribution after the Outside Disbursement Date (subject to the terms herein) and any such remaining balance shall be retained by Landlord.

(b)           Landlord shall make progress payments to Tenant on a monthly basis, for the work performed during the previous month, in an amount equal to $0.50 for each $1.00 paid by Tenant for (i) Tenant’s Initial Installations (subject to the terms below), up to 90% of Landlord’s Contribution and/or (ii) Tenant’s Restroom Upgrade (subject to the terms below), up to 90% of Landlord’s Restroom Contribution.  Each of Landlord’s progress payments shall be limited to an amount equal to one-half of the aggregate amounts paid by Tenant during the subject month (as certified in writing by the chief financial officer of Tenant or by Tenant’s independent architect) to Tenant’s contractors, subcontractors and material suppliers (which amounts have not been subject to previous disbursements from Landlord’s Contribution) for the performance of the Initial Installations or Restroom Upgrades, as applicable, shown on all plans and specifications approved by Landlord.

Provided that Tenant delivers requisitions to Landlord on or prior to the 10th day of any month, such progress payments shall be made within 30 days next following the delivery to Landlord of requisitions therefor, signed by the chief financial officer of Tenant, and shall be accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a certification from Tenant’s architect that the work for which the requisition is being made has been completed substantially in accordance with the plans and specifications approved by Landlord and (iii) such other documents and information as Landlord may reasonably request.  Any requisitions made following the 10th day of any month shall be paid no later than the last day of the month following the month in which such requisitions are made.  Landlord shall disburse the final installment of Landlord’s Contribution and/or the Landlord’s Restroom Contribution (i.e., the 10% retainage), upon submission by Tenant to Landlord of Tenant’s requisition therefor accompanied by all documentation required under this Section 4.2(b), together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Initial Installations or Restroom Upgrades by Governmental Authorities having jurisdiction thereover, as the case may be (B) final “as-built” plans in CAD format and specifications for the Initial Installations, and/or the Restroom Upgrade, if applicable, as required pursuant to Section 5.1(c) and (C) issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of the Initial Installations and/or the Restroom Upgrade.  The right to receive Landlord’s Contribution and the Landlord’s Restroom Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity.

Section 4.3            Landlord’s Work.  Landlord will commence the performance of the work described in Exhibit C (“Landlord’s Work”) reasonably promptly following the date hereof and, subject to Tenant’s compliance with the provisions of this Section 4.3, will complete Landlord’s Work in a good and workmanlike manner consistent with the standards applicable to the Building and the requirements in Exhibit C.  Landlord and its employees, contractors and agents shall have access to the Premises at all reasonable times for the performance of Landlord’s Work and for the storage of materials reasonably required in connection therewith, and Tenant will use all commercially reasonable efforts to avoid any interference with the performance of Landlord’s Work.  Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of Landlord’s Work.  Tenant shall have the right to perform its Initial Installations in the Premises at the same time that Landlord performs Landlord’s Work.  Landlord and Tenant shall use reasonable efforts to cooperate with each other so as to permit the other to work in the Premises at the same time.  If the performance by Tenant of its Initial Installations in the Premises interferes with the performance by Landlord of Landlord’s Work, Landlord shall, notwithstanding the foregoing, have the right to notify Tenant of such interference (which notification may be oral) and Tenant shall immediately discontinue such interference.  If the Substantial Completion of Landlord’s Work is delayed by reason of interference with the performance of Landlord’s Work caused by Tenant performing work in the Premises at the same time as Landlord or any other act or omission of Tenant, its agents, employees or contractors, Landlord’s Work shall be deemed to be Substantially Completed for the purposes of determining the Possession Date (and the Rent Commencement Date) as of the date Landlord’s Work would have been Substantially Completed but for such Tenant Delay (i.e., if Landlord’s Work is delayed as a result of several different causes, including such interference by Tenant, then Landlord’s Work shall be deemed to be Substantially Completed as of the date Landlord’s Work would have been Substantially Completed but for such interference by Tenant and not as a result of such other unrelated causes).

There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from the performance of Landlord’s Work or the storage of any materials in connection therewith.

ARTICLE 5

ALTERATIONS

Section 5.1            Tenant’s Alterations.

(a)           Tenant shall not make any alterations, additions, improvements, installations and/or other changes in or about the Premises (collectively, “Alterations”) without Landlord’s prior consent (other than decorative Non-Structural Alterations not requiring a permit such as painting, wall coverings and floor coverings and costing less than $50,000.00 (collectively, “Decorative Alterations”) for which no consent shall be required), which consent shall not be unreasonably withheld if such Alterations (“Non-Structural Alterations”) (i) are interior non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the certificate of occupancy issued for the Building or the Premises, and (iv) do not violate any Requirement.  Landlord hereby approves, in concept only, to the space plan shown on Exhibit E annexed hereto and made a part hereof, subject to Tenant’s compliance with all other applicable provisions of this Lease (including, without limitation, the review and approval of Tenant’s plans and all other terms and conditions of this Article 5), the same is hereby approved by Landlord.

(b)           Plans and Specifications.  Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval (which shall not be unreasonably withheld with respect to Non-Structural Alterations), detailed plans and specifications (“Plans”) of each proposed Alteration, and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities using Landlord’s designated Building expediter, (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration) and commercial general liability (including property damage coverage) insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s Agent, any Lessor, any Mortgagee and, if and when the Building is subject to a Condominium regime, the Condominium Board of Managers, as additional insureds, and (iv) furnish to Landlord reasonably satisfactory evidence of Tenant’s ability to complete and to fully pay for such Alterations.

Landlord shall respond to any request for approval of Tenant’s plans and specifications for Alterations (the “Plans”) within 15 Business Days after such request is made.  In addition, Landlord agrees to respond to any resubmission of the Plans within 10 Business Days after resubmission to Landlord.  If Landlord fails to respond to Tenant’s request within the applicable review period set forth herein, and such request is in respect of a Non-Structural Alteration costing less than $50,000.00 in the aggregate, then Tenant shall have the right to provide Landlord with a second request for approval (a “Second Request”), which shall specifically identify the Plans to which such request relates, and set forth in bold capital letters the following statement:  IF LANDLORD FAILS TO RESPOND WITHIN 5 BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THE PLANS SHALL BE DEEMED APPROVED AND TENANT SHALL BE ENTITLED TO COMMENCE CONSTRUCTION OF THE ALTERATIONS IN ACCORDANCE WITH THE PLANS AND SPECIFICATIONS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND.  If Landlord fails to respond to a Second Request within 5 Business Days after receipt by Landlord, the Plans or revisions thereto for which the Second Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to commence construction of such Non-Structural Alterations or portion thereof to which the Plans relate, provided that such Plans have (if required) been appropriately filed in accordance with any applicable Requirements, all permits and approvals required to be issued by any Governmental Authority as a prerequisite to the performance of such Non-Structural Alterations shall have been duly issued, and Tenant shall otherwise have complied with all applicable provisions of this Lease relating to the performance of such Alterations

(c)           Governmental Approvals.  Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall, within 30 days after completion of any Alterations, furnish Landlord with copies thereof, together with “as-built” Plans in CAD format for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may reasonably accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may reasonably accept) and magnetic computer media of such record drawings and specifications translated in DWG format or another format reasonably acceptable to Landlord.

(d)           Landmarks Preservation.  Tenant is hereby notified that the Premises are subject to the jurisdiction of the Landmarks Preservation Commission (“LPC”).  In accordance with Sections 25-305, 25-306, 25-309 and 25-310 of the Administrative Code of the City of New York and the rules set forth in Title 63 of the Rules of the City of New York, any demolition, construction, reconstruction, alteration or minor work as described in such Sections and such rules may not be commenced within or at the Premises without the prior written approval of the LPC.  Tenant is notified that such demolition, Construction, reconstruction, alterations or minor work includes, but is not limited to, (a) work to the exterior of the Premises involving windows, signs, awnings, flagpoles, banners and storefront alterations and (b) interior work to the Premises that (i) requires a permit from the Department of Buildings or (ii) changes, destroys or affects an interior architectural feature of an interior landmark or an exterior architectural feature of an improvement that is a landmark or located on a landmark site or in a historic district.

(e)           Landmarks Applications.  Without limiting the provisions of Section 5.1, Tenant shall submit to Landlord for its prior approval all applications for Certificates of Appropriateness or other similar requests (including applications for modifications of Certificates of Appropriateness or other similar requests previously granted) from the LPC.  Tenant shall keep Landlord apprised of all LPC proceedings and shall deliver copies of all notices, approvals and rejections received by Tenant from the LPC.  At Landlord’s request, Tenant shall use Landlord’s designated LPC consultant to prosecute all filings with the LPC for a Certificate of Appropriateness or other similar requests.

Section 5.2            Manner and Quality of Alterations.  All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) substantially in accordance with the Plans, and by contractors, subcontractors and engineers reasonably approved by Landlord (provided Landlord may designate engineers and contractors involving Building system tie-ins or Class E or other fire and life safety equipment or systems and further provided the fees charged by such designated parties shall be competitive), (c) in compliance with all Requirements, the terms of this Lease and all construction procedures and regulations then reasonably prescribed by Landlord and (d) at Tenant’s expense.  All materials and equipment shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance.

Section 5.3            Removal of Tenant’s Property.  Tenant’s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date.  On or prior to the Expiration Date, Tenant shall, at Tenant’s expense, remove all of Tenant’s Property and, unless otherwise directed by Landlord, any Specialty Alterations from the Premises and close up any slab penetrations in the Premises.  Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant’s removal of any Alterations or Tenant’s Property or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord for Landlord’s cost of repairing and restoring such damage.  Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant.  All other Alterations shall become Landlord’s property upon termination of this Lease.

Section 5.4            Mechanic’s Liens.  Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Real Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within 10 Business Days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.

Section 5.5            Labor Relations.  Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s sole judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others.  If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

Section 5.6            Tenant’s Costs.  Tenant shall pay to Landlord, upon demand, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations upon Tenant’s prior request.  Tenant shall, upon request, provide Landlord with reasonable evidence of all amounts expended by it for Alterations (including any “soft costs”), other than with respect to Decorative Alterations.

Section 5.7            Tenant’s Equipment.  Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Equipment”) into or out of the Building and shall pay to Landlord any costs actually incurred by Landlord in connection therewith.  If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours designated by Landlord.

Section 5.8            Legal Compliance.  The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements.  Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations.  If any Alterations made by or on behalf of Tenant, require Landlord to make any alterations or improvements to any part of the Building in order to comply with any Requirements, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.

Section 5.9            Floor Load.  Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds per square foot “live load”.  Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof,

Section 5.10         Security System.  Tenant shall be permitted to install a customary security access system within the Premises, subject to the terms of this lease (including, without limitation, the terms and conditions of Article 5 above) and provided that Landlord receives a working card key to access same.

ARTICLE 6

REPAIRS

Section 6.1            Landlord’s Repair and Maintenance.  Subject to 6.2 below, Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs and replacements (as applicable in Landlord’s reasonable judgment) to (i) the Building Systems, (ii) the structural elements of the Premises, other than structural elements installed or modified by Tenant, (iii) the structural elements of the Building, both interior and exterior, including the roof, exterior windows, foundation and (iv) the Common Areas, in conformance with standards applicable to Comparable Buildings.

Section 6.2            Tenant’s Repair and Maintenance.  (a)  Tenant shall promptly, at its expense and in compliance with Article 5, make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein (including all electrical, plumbing, heating, ventilation and air conditioning, sprinklers and life safety systems exclusively serving the Premises from the point of connection to the Building Systems) (collectively, “Tenant Fixtures”) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible.  All damage to the Building or to any portion thereof, or to any Tenant Fixtures requiring structural or nonstructural repair caused by or resulting from any act, omission, neglect or improper conduct of a Tenant Party or the moving of Tenant’s Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s expense by (i) Tenant, if the required repairs are nonstructural in nature and do not affect any Building System, or (ii) Landlord, if the required repairs are structural in nature, involve replacement of exterior window glass or affect any Building System.  All Tenant repairs shall be of good quality utilizing new construction materials.

(b)           During the Term of this Lease, Tenant may have the use of the existing Tenant controlled 15-ton air cooled HVAC unit (the “Existing A/C System”) located in or exclusively serving the Premises.  Landlord shall deliver the Existing A/C System in good working order and condition.  Tenant, at its own cost and expense, shall maintain and repair such equipment and shall reimburse Landlord, for all costs and expenses incurred by Landlord in connection with the use of such Existing A/C System, including, without limitation, electricity consumed by the equipment.  In addition, Tenant shall maintain in force and provide a copy of same to Landlord, an air conditioning service repair and full service maintenance contract for the Existing NC System in form and substance satisfactory to Landlord (the “Maintenance Contract”) with an air conditioning contractor or servicing organization reasonably approved by Landlord within thirty (30) days after Tenant takes possession of the Premises for the conduct of Tenant’s business.  Any such contract shall expressly state (i) that it shall be an automatically renewing contract terminable by no less than thirty (30) days prior written notice to the Landlord, and (ii) that the contractor providing such service shall maintain a log at the Premises detailing the service provided during each visit pursuant to such contract.  Tenant shall keep such log at the Premises and permit Landlord to review same promptly after Landlord’s request.  The entire Existing A/C System is and shall at all times remain the property of Landlord, and at the expiration or sooner termination of this Lease Tenant shall surrender to Landlord the entire Existing NC System in good working order and condition, reasonable wear and tear excepted.

Tenant shall not make any changes or additions to the Existing A/C System until Tenant shall have received Landlord’s written consent thereto.  Should Tenant fail to obtain the Maintenance Contract as required herein, Landlord may do so and charge the Tenant the monthly cost of same plus an administrative fee equal to fifteen percent (15%) of such cost, as additional rent hereunder, and Tenant shall pay the first installment of same by no later than the sooner to occur of (a) the tenth (10th) day after Landlord bills Tenant for such charge, or (b) the date Tenant’s next installment of fixed rent is due.  Thereafter, Tenant shall pay such monthly charge with its monthly fixed rental installment.

Section 6.3                                   Restorative Work.  Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building and Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Restorative Work”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Restorative Work provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work), (b) Tenant is not deprived of access to all or any material part of the Premises, and (c) Tenant’s use of the Premises for the Permitted Uses is not materially and adversely affected (it being understood that so long as Tenant has access to the freight elevator in the Building if both passenger elevators are temporarily out of service, Tenant’s use of the Premises for the Permitted Use shall be deemed not to be materially adversely affected).  Tenant acknowledges that Restorative Work will be performed during the Term, at times in a manner which may cause entrances to change and scaffolding to be placed on the Building.  Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Restorative Work, provided that Landlord shall have no obligation to use overtime labor or incur material additional costs.  There shall be no Rent reduction or abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work.

ARTICLE 7

INCREASES IN TAXES

Section 7.1                                   Definitions.  Tax Escalation.  For the purpose of this lease:

(a)                                 “Taxes” shall mean all real estate taxes and assessments and special assessments imposed upon the Building and the Land including any assessments for public improvement or benefit to the Building or Land, or the locality in which the Land is situated, such as Business Improvement District taxes and assessments, all computed without taking into account any exemption, deferral, or abatement received by Landlord or applicable to the Building, whether pursuant to an ICIP or other program, or otherwise, If at any time after the date of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute (to the extent that such substitution or addition is evidenced by either the terms of the legislation imposing such tax or assessment, the legislative history thereof, resolution, commentary or other documents or evidence that reasonably demonstrate that the applicable Governmental Authority or quasi-Governmental Authority intended for such tax or assessment to constitute a substitution for any Taxes) for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term “Taxes” for the purposes hereof.

The term “Taxes” shall not include any income, franchise, transfer, inheritance, capital stock or other similar tax imposed on Landlord unless, due to a future change in the method of taxation, an income, franchise, transfer, inheritance, capital stock or other tax shall be levied against Landlord in substitution for or addition to any tax or increase therein which would otherwise constitute ‘Taxes”, as defined in the first sentence of this subsection (a), in which event such income, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be included in the term “Taxes” but any such income or similar tax shall be computed as if the Building and the Land were the only property of Landlord and the income therefrom is Landlord’s sole income.  If any assessment is paid by Landlord in installments, then only the installments paid by Landlord in a given Tax Year shall be included in “Taxes” for such Tax Year.

(b)                                 “Base Tax Year” shall mean the calendar year 2014;

(c)                                  “Base Tax Rate” shall mean 50% of the sum of the Taxes, as finally determined, for the 2013/2014 Tax Year and the 201412015 Tax Year;

(d)                                 “Tax Year” shall mean the fiscal year for which Taxes are levied by the governmental authority;

(e)                                  “Tenant’s Proportionate Tax Share” shall mean 6.63% which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Premises as set forth below (which rentable square foot area is hereinafter sometimes referred to as the “Multiplication Factor”) and the denominator of which is the agreed rentable square foot area of the Building as set forth below.  The parties agree that the rentable square foot area of the Premises shall be deemed to be 6,500 square feet.  In the event that Landlord converts any currently existing office or retail space which is included in the Tax Building Area into space which is no longer available for lease (any such space, “Conversion Tax Event”), then, in such case effective from and after the occurrence of the same, the Tax Building Area shall be decreased by the rentable square footage of the space which is the subject of such Conversion Tax Event (as reasonably determined by Landlord) and the Tenant’s Proportionate Tax Share shall be proportionately increased based upon such revised Tax Building Area.

If the Building shall be subjected to a Condominium form of ownership, then Tenant’s Tax Payment shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay the same share of the Taxes as Tenant would pay in the absence of such formation of a Condominium.

(f)                                   “Tenant’s Projected Share of Taxes” shall mean Landlord’s good faith estimate of the Tax Payment (as hereinafter defined), which, if applicable, may be based on the Tax Payment, if any, payable by Tenant for the immediately prior Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

Section 7.2                                   Tax Increase.  If the Taxes for any Tax Year shall be more than the Base Tax Rate, Tenant shall pay, as additional rent for such Tax Year, an amount (the “Tax Payment”) equal to Tenant’s Proportionate Tax Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Rate.  The Tax Payment and the Base Tax Rate shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this lease.  The Tax Payment shall be payable by Tenant within thirty (30) days after receipt of a demand from Landlord therefor (such demand being hereinafter referred to as a “Tax Statement”).  The Tax Statement shall be accompanied by a copy of the tax bill or notice of assessment for the Tax Year in respect of which a Tax Payment is being demanded, together with Landlord’s computation of the Tax Payment.  If the Taxes for the subject Tax Year are increased or decreased after a Tax Statement therefor has been given to Tenant, Landlord shall give Tenant a revised Tax Statement for the subject Tax Year and the Tax Payment for the Tax Year in question shall be adjusted accordingly.  Landlord may not give a revised Tax Statement to Tenant, or otherwise alter the Tax payment more than two (2) times per Tax Year.  If the revised Tax Statement is given to Tenant after the commencement of the subject Tax Year, Tenant shall, within ten (10) days after the date the revised Tax Statement is given to Tenant, pay to Landlord an amount equal to the difference between the Tax Payment indicated in the revised Tax Statement for the subject Tax Year and the Tax Payment theretofore paid by Tenant for the subject Tax Year (if the Tax Payment indicated in the revised Tax Statement for the subject Tax Year is greater than the Tax Payment indicated in the original Tax Statement (and any prior revised Tax Statements) for the subject Tax Year), or, provided Tenant is not in breach or default of its obligation to pay any fixed rent or additional rent and no Event of Default then exists, Landlord shall, at Landlord’s option, either refund to Tenant or credit against the next payment of fixed rent or Tenant’s Projected Share of Taxes due hereunder, the difference (less any amounts of other rents then owing to Landlord) between the Tax Payment indicated in the original Tax Statement (and any prior revised Tax Statements) for the subject Tax Year and the Tax Payment indicated in the revised Tax Statement for the subject Tax Year (if the Tax Payment indicated in the revised Tax Statement for the subject Tax Year is less than the Tax Payment indicated in the original Tax Statement (and any prior revised Tax Statements) for the subject Tax Year).

Section 7.3                                   No Exemption.  Notwithstanding the fact that the Tax Payment is measured by an increase in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of  any taxes by reason of Tenant’s diplomatic or other tax exempt status or for any other reason whatsoever.

Section 7.4                                   Tax Proceeding.  Only Landlord shall be eligible to contest the Taxes or the assessed valuation of the Building or the Land, or to institute tax reduction or other proceedings to reduce the Taxes or such assessed valuations, or to negotiate for a reduction in the such assessed valuations prior to the issuance of a notice of assessment or tax bill (all of the foregoing being collectively referred to as the “Tax Reduction Actions”).  If Landlord takes any Tax Reduction Action, then Tenant shall pay to Landlord, within ten (10) days after Landlord’s demand therefor, Tenant’s Proportionate Tax Share of the actual and out-of-pocket costs and expenses (including attorneys’ fees and disbursements) incurred or paid by Landlord in taking the Tax Reduction Action (such costs and expenses being herein referred to as the “Tax Reduction Expenses”).  If Landlord receives a refund of Taxes for any Tax Year in respect of which Tenant has made a Tax Payment, provided Tenant is not then in breach or default of its obligation to pay fixed rent or additional rent hereunder and no Event of Default then exists, Landlord shall at Landlord’s option, either return to Tenant or credit against the next payment of fixed rent or Tenant’s Projected Share of Taxes due hereunder, Tenant’s Proportionate Tax Share of such refund (less Tenant’s Proportionate Tax Share of the Tax Reduction Expenses attributable to such refund, except to the extent Tenant has already paid to Landlord Tenant’s Proportionate Tax Share of the Tax Reduction Expenses attributable to such refund ).

Section 7.5                                   Tax Payment.  Commencing with the first Tax Year after the Base Tax Year, Tenant shall pay to Landlord, as additional rent for the then Tax Year, and in addition to the Tax Payment for such Tax Year, Tenant’s Projected Share of Taxes.  Landlord may collect Tenant’s Projected Share of Taxes for a particular Tax Year, during the immediately preceding Tax Year.  Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of Section 7.2 hereof, Landlord shall apply the aggregate of the installments of Tenant’s Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant.  In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in the Tax Statement, and the amount of Tenant’s payment obligation with respect to such Tax Payment or installment pursuant to Section 7.2 shall be equal to the amount of the insufficiency.  If, however, such aggregate amount shall be greater than the Tax Payment or installment, and Tenant shall not then be in breach or default of its obligation to pay any fixed rent or additional rent and no Event of Default then exists, then Landlord shall, at Landlord’s option, either (a) pay the amount of excess directly to Tenant within thirty (30) days after the giving of the Tax Statement, or (b) permit Tenant to credit the amount of such excess against the next payment of fixed rent or Tenant’s Projected Share of Taxes due hereunder (less any amounts of other rents then owing to Landlord).

Section 7.6                                   Lender Requirement.  (a)   Anything in this Article 7 to the contrary notwithstanding, in the event that the holder of any superior mortgage or the lessor of any superior lease (as such terms are defined in Section 7.1 hereof) shall require advance payments from Landlord on account of Taxes, then Tenant will pay Tenant’s Proportionate Tax Share of any amounts on account of Taxes required to be paid or deposited in advance by Landlord to or with the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Landlord exceed the Base Tax Rate.

Any payments to be made by Tenant under this Section 7.06(a) shall be made at least thirty (30) days prior to the date Landlord is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease;

Section 7.7                                   Section 7.77 Landlord’s failure during the lease term to prepare and deliver any of the demands, tax bills, notices of assessment, statements, other notices or other bills set forth in this Article 7, or Landlord’s failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease.

Section 7.8                                   Tenant shall pay to Landlord as additional rent, any occupancy tax or rent tax imposed, levied or assessed by any laws and/or requirements of public authorities, whether now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord based upon Tenant’s occupancy of the Premises; provided, however, that Tenant shall not be required to pay any income, franchise, profits or similar taxes personal to Landlord, except as otherwise provided in Section 7.1(a) hereof.

Section 7.9                                   No Reduction.  Anything in Sections 7.1 through 7.9 to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth above as same may be increased by provisions of this lease other than Sections 7.1 through 7.9.

Section 7.10                            If any capital improvement is made to the Building or any Building System (including, without limitation, the cost of upgrading any Building System), during the Term, which is either required by law enacted after the date hereof and applicable to the office tenants in the Building, then Tenant shall pay to Landlord, as Additional Rent upon demand, Tenant’s Proportionate Share of the annual amortization, with interest at the Interest Rate, of the cost of such improvements in each year during the Term during which such amortization occurs; provided however, in no event shall Tenant be obligated to pay Landlord more than $6,500.00 on account of such Additional Rent in respect of any twelve (12) month period during the Term (which amount shall be increased on the first (1st) anniversary of the Commencement Date and annually thereafter by the annual percentage increase, if any, in the Consumer Price Index from that in effect on the Commencement Date or the immediately preceding anniversary of the Commencement Date as the case may be).  For purposes of determining the annual amortization with respect to any capital improvement described above, the cost of the capital improvement shall be amortized on a straight line basis over the useful life thereof (which shall not extend beyond the Term) in accordance with generally accepted accounting principles.

ARTICLE 8

REQUIREMENTS OF LAW

Section 8.1                                   Compliance with Requirements.

(a)                                 Tenant’s Compliance.  Tenant, at its expense, shall comply with all Requirements applicable to the Premises and/or Tenant’s use or occupancy thereof, provided, however, that Tenant shall not be obligated to comply with any Requirements requiring any changes or alterations to the structural components of the Building or Building Systems unless the application of such Requirements arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease.  Any repairs or alterations required for compliance with applicable Requirements shall be made at Tenant’s expense (1) by Tenant in compliance with Article 5 if such repairs or alterations are nonstructural and do not affect any Building System and to the extent such repairs or alterations do not affect areas outside the Premises, or (2) by Landlord if such repairs or alterations are structural or affect any Building System or to the extent such repairs or alterations affect areas outside the Premises.  If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof.

(b)                                 Hazardous Materials.  Tenant shall not cause or permit (i) any Hazardous Materials to be brought into the Building, (ii) the storage or use of Hazardous Materials in or about the Building or the Premises (subject to the second sentence of this Section 8.1(b)), or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building.  Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements.  Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials in the Building which is caused or permitted by a Tenant Party.  Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith.  Landlord or its agents may perform environmental inspections of the Premises at any time.  In addition, Tenant shall comply with Landlord’s policies and procedures, including, without limitation, any Building O&M Program then in place (a copy of which will be provided to Tenant upon written request), pertaining to asbestos and asbestos containing materials (collectively, “ACM”) and other applicable Hazardous Materials, including activities and procedures pertaining to work (or proposed work) involving or potentially involving Hazardous Materials, and/or the reporting, handling, remediation and removal thereof as well as other reasonable actions so required to be performed by Landlord as part of its standard procedures.  The provisions of this Article shall survive the expiration or sooner termination of this lease.

(c)                                  Landlord’s Compliance.  Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Building or the Premises which are not the obligation of Tenant, to the extent that non-compliance would materially impair Tenant’s use and occupancy of the Premises for the Permitted Uses.

(d)                                 Landlord’s Insurance.  Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, (iii) cause an increase in the premiums of insurance for the Building over that payable with respect to Comparable Buildings, or (iv) result in Landlord’s insurance companies’ refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord.

If insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased insurance premiums paid by Landlord as a result of such failure by Tenant.

Section 8.2                                   Fire and Life Safety; Sprinkler.  Tenant shall maintain in good order and repair the sprinkler, fire-alarm and life-safety system in the Premises in accordance with this Lease, the Rules and Regulations and all Requirements.  If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of Tenant’s business, any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s expense.

ARTICLE 9

SUBORDINATION

Section 9.1                                   Subordination and Attomment.

(a)                                 This Lease is subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.

(b)                                 If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease.  The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attomment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent, materially increase Tenant’s other obligations or materially and adversely affect Tenant’s rights under this Lease.

Upon such attomment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be

(A)                               liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);

(B)                               subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord;

(C)                               bound by any prepayment of more than one month’s Rent to any prior landlord;

(D)                               bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest;

(E)                                bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

(F)                                 bound by any modification, amendment or renewal of this Lease made without successor landlord’s consent;

(G)                               liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

(H)                              liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.

(c)                                  Tenant shall from time to time within 10 Business Days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to confirm any subordination.

Section 9.2                                   Mortgage or Superior Lease Defaults.  Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease.  In connection with any financing of the Real Property, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the Rent, materially increase the other obligations, or materially and adversely affect the rights, of Tenant under this Lease.

Section 9.3                                   Tenant’s Termination Right.  As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission.

If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy.

Section 9.4                                   Provisions.  The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.

Section 9.5                                   Future Condominium Declaration.  This Lease and Tenant’s rights hereunder are and will be subject and subordinate to any condominium declaration, by-laws and other instruments (collectively, the “Declaration”) which may be recorded in order to subject the Building to a condominium form of ownership pursuant to Article 9-B of the New York Real Property Law or any successor Requirement, provided that the Declaration does not by its terms increase the Rent, materially increase Tenant’s non-Rent obligations or materially and adversely affect Tenant’s rights under this Lease (except with respect to the Tax Payment as provided herein); it being agreed that any requirement of Tenant to relocate from the Premises shall be deemed to materially and adversely affect Tenant’s rights under this Lease.  At Landlord’s request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord any and all documents reasonably required by Landlord in connection with such condominium conversion and ownership structure, including, without limitation, an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime, including appropriate adjustments to Tenant’s Proportionate Tax Share and Base Tax Rate.

Section 9.6                                   Non-Disturbance Agreements.  Landlord hereby agrees to use reasonable efforts to obtain for Tenant, at no cost to Landlord, a subordination, non-disturbance and attomment agreement (an “SNDA”) from all existing and future Mortgagees, in the standard form customarily employed by such Mortgagees, provided that Landlord shall have no liability to Tenant, and the subordination of this Lease to any Mortgagee shall not be affected, in the event that it is unable to obtain any such agreements.  Tenant shall reimburse Landlord, within 30 days after demand therefor, for Landlord’s out-of-pocket costs, including reasonable attorney’s fees and disbursements, incurred in connection with such efforts.

ARTICLE 10

SERVICES

Section 10.1                            Electricity.

(a)                                 Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant’s approved or existing electrical systems and equipment in the Premises, a demand load of six (6) watts per usable square foot of office space in the Premises, exclusive of base Building HVAC.

An estimated charge for such electricity (the “Electrical Inclusion Factor”) is included In Fixed Rent on a so-called “rent inclusion” basis; however, the value to Tenant of such service may not be fully reflected in Fixed Rent.  Accordingly, Tenant agrees that following the commencement of Tenant’s ordinary business activities in the Premises, Landlord may cause an independent electrical engineer or electrical consulting firm selected by Landlord (“Landlord’s Consultant”) to make a determination, certified in writing to Landlord and Tenant, of the full value of the electrical service supplied to Tenant, based upon a survey indicating the lighting load, office equipment and all other electrical usage by Tenant and the actual cost to Landlord in providing same (including all applicable taxes, surcharges, demand charges and rates, energy charges and rates, fuel adjustment charges, time of day charges and other charges, adjustments and sums payable in respect thereof), provided, however, that Landlord shall not survey Tenant’s electric more than one time in any given calendar year.  Thereafter, Landlord may, at any time and from time to time, at its sole option, cause Landlord’s Consultant to make subsequent determinations of the then full value of the electrical service supplied to Tenant on the basis set forth in the immediately preceding sentence.  If Landlord’s Consultant determines that the full value of the electrical service supplied to Tenant exceeds the Electrical Inclusion Factor, as increased from time to time in accordance with this Section 10.1, then, upon notice to Tenant, Fixed Rent and the Electrical Inclusion Factor shall be increased to reflect the full value, on an annual basis, of such increased electrical usage by Tenant.  Any increase in Fixed Rent and the Electrical Inclusion Factor shall be effective as of the date of the increase in Tenant’s electrical usage, as determined by the survey, and Tenant’s liability therefor shall be retroactive to such date.  The computation of the Electrical Inclusion Factor under this Article 10 is intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for the electrical service supplied to Tenant pursuant to this Lease.  Notwithstanding any provision of this Lease to the contrary, Tenant shall pay to Landlord the Electrical Inclusion Factor (which is included in Fixed Rent) from and after the Commencement Date even if Fixed Rent (other than the Electrical Inclusion Factor) is not otherwise payable hereunder until the Rent Commencement Date, which payment shall be made at the same time and in the same manner as Fixed Rent (whether or not then payable).  All electricity used during the operation of any supplemental or special air conditioning systems serving the Premises (including the Existing A/C System) shall be paid for by Tenant.

(b)                                 Survey by Tenant.  Wherever in this Section 10.1 Landlord is given the right to cause Landlord’s Consultant to make a determination of the full value of the annual electric services supplied to Tenant, Tenant shall have the right (i) to dispute such determination by notice delivered to Landlord within 30 days after notice to Tenant of such determination (time being of the essence as to such date), and (ii) to designate in such notice an independent electrical engineer or electrical consulting firm (“Tenant’s Consultant”) to make, at Tenant’s sole cost and expense, a determination of Tenant’s electrical usage at the Premises, using the same method used by Landlord’s Consultant as set forth in Section 10.1(a) or such other commercially prudent methods then employed by electrical engineers or consultants for purposes of determining electrical usage.  If Tenant’s Consultant determines that Tenant’s electrical usage at the Premises is less than that determined by Landlord’s Consultant (or if Tenant’s Consultant otherwise disputes the conclusions of Landlord’s Consultant) and such consultants are unable to reach agreement within 10 days following notice to Landlord of the determination by Tenant’s Consultant, then Landlord’s Consultant and Tenant’s Consultant shall jointly appoint a third electrical engineer or consulting firm to conduct a survey to determine Tenant’s electrical usage.

The determination by such third electrical engineer or consulting firm shall be final and the costs of such determination shall be borne by the unsuccessful party (and if both parties are partially successful, the third electrical engineer shall apportion the costs between the parties based on the degree of success of each party).  Pending such final determination, Tenant shall pay to Landlord the Electrical Inclusion Factor determined by Landlord’s Consultant.  Following a final determination pursuant to the terms hereof, Tenant shall pay to Landlord the amount of any underpayment by Tenant, or Landlord shall credit to Tenant the amount of any overpayment by Tenant.  If Tenant shall fail to dispute the initial determination of Landlord’s Consultant within the above-described 20-day period, then such determination shall be deemed to be final and binding on Landlord and Tenant

(c)                                  Electricity Rates.  If Landlord’s cost of electricity increases after the Commencement Date for any reason whatsoever, then the Electrical Inclusion Factor shall be increased in the same percentage for the remainder of the Term.  Landlord’s Consultant shall determine the percentage for the increase in the Electrical Inclusion Factor resulting from any change in Landlord’s cost of electricity.  Landlord shall notify Tenant of any such changes and any such Increase in Fixed Rent and the Electrical Inclusion Factor shall be effective as of the date of such increase in Landlord’s cost of electricity, and Tenant’s liability therefor shall be retroactive to such date.

(d)                                 Submetering Option.  Landlord shall have the option at any time after the Possession Date of installing submeters in the Premises at Landlord’s expense to measure Tenant’s electrical consumption.  If Landlord exercises such option, Fixed Rent shall be reduced by an amount equal to the Electrical Inclusion Factor in effect as of commencement of the operation of such submeters, and Tenant shall pay to Landlord, from time to time, but no more frequently than monthly, for its consumption of electricity at the Premises, a sum equal to 105% of the product obtained by multiplying (i) the Cost Per Kilowatt Hour, and (ii) the actual number of kilowatt hours of electric current consumed by Tenant in such billing period; provided that in no event shall the rate paid by Tenant exceed the rate payable by Landlord to the service provider for electricity service to the Building.  If any tax is imposed upon Landlord’s receipts from the sale or resale of electricity to Tenant, Tenant shall pay such tax if and to the extent permitted by law as if Tenant were the ultimate consumer of such electricity.  Where more than one meter measures the electricity to Tenant, the electricity measured by each meter shall be computed and billed separately in accordance with the provisions set forth above.  Bills for such amounts shall be rendered to Tenant at such times as Landlord may elect, but no less frequently than quarterly.

(e)                                  Compliance.  Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building.  Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises.  If Landlord reasonably determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, determines that (i) such installation is practicable and necessary, (ii) such additional Electrical Equipment is permissible under applicable Requirements, and (iii) the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility serving the Building.

Section 10.2                            Elevators.  Landlord shall provide passenger elevator service to the Premises on Business days during Ordinary Business Hours with at least one passenger elevator on call on a 24/7 basis (it being agreed that passenger elevator service may be satisfied by use of the Building freight elevators, as and when reasonably determined by Landlord, including without limitation during Landlord’s renovation of the Building).  Landlord shall provide at least one freight elevator serving the Premises available upon Tenant’s prior request, on a non-exclusive “first come, first serve” basis with other Building tenants, on all Business Days from 8:00 a.m. to Noon and from 1:00 p.m. to 5:00 p.m., which hours of operation are subject to change.  Tenant shall have access to the Building 7 days a week, 24 hours a day, subject to the terms of this Lease and Landlord’s reasonable requirements.

Section 10.3                            Heating.  (a)                           Landlord shall furnish to the Premises perimeter heating during Ordinary Business Hours.  Landlord shall have access to all heating and other Building equipment and systems, including machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations.  No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations.  Landlord shall not be responsible if any Building System fails to properly perform.  Tenant shall keep all of the operable windows in the Premises closed, and lower the blinds when necessary because of the sun’s position.  Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of Building Systems.

(b)                                 The Existing A/C System shall be used and controlled by Tenant, subject to the terms of this Lease.  Tenant shall not install any other supplemental air-conditioning units in the Premises except pursuant to permitted Alterations and then only in accordance with landlord’s sole approval and designated requirements.  The Premises are served by the Existing NC System which shall be connected to the electric meter (which connection shall be completed by Landlord at Landlord’s cost) measuring electricity to the Premises and Tenant shall pay for the Existing NC System electrical consumption pursuant to the terms of Section 10.1 above.  Notwithstanding anything to the contrary contained in this lease, Tenant shall not install any air-conditioning units into the windows.

Section 10.4                            Overtime Freight Elevators and Heat.  The Fixed Rent does not include any charge to Tenant for the furnishing of any freight elevator service or heat to the Premises during any periods other than the hours set forth in Sections 10.2 and 10.3 (“Overtime Periods”).  If Tenant desires any such services during Overtime Periods, Tenant shall deliver notice to the Building office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided; If Landlord furnishes freight elevator or heat service during Overtime Periods, Tenant shall pay to Landlord the cost thereof at the then Building standard rate for such services in the Building, which may be reasonably increased from time to time (and is currently $160.00 per hour for freight elevator and $100 per hour for heat) with a four (4) hour minimum charge for overtime use of the freight elevator and heat to the extent such overtime use is not contiguous to Ordinary Business Hours.  Landlord shall allow Tenant up to ten (10) hours of freight elevator use (or deemed use as set forth in Section 10.4) during Overtime Periods for Tenant’s move into the Premises, at no charge.

Section 10.5                            Cleaning.  Landlord shall, at Landlord’s sole cost, keep the Premises clean and in good order and shall provide cleaning services at the Premises on Ordinary Business days pursuant to reasonable rules and regulations established by Landlord from time to time, and using the contractor designated by Landlord.  Tenant shall not dispose of any refuse and rubbish in the public areas of the Real Property or any part thereof, and if any Tenant Party does so, Tenant shall be liable for Landlord’s reasonable charge for such removal.  Tenant shall cause all Tenant Parties to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably establish.

Section 10.6                            Water.  Landlord shall provide through the Building Systems water to the Premises for ordinary drinking, pantry and cleaning and for lavatory purposes in the core lavatories on each floor of the Building.  If Tenant requires water for any additional purposes, Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water.  Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.

Section 10.7                            Omitted.

Section 10.8                            Telecommunications.  Following the Commencement Date, Landlord shall grant access to the Building to a reputable IT/telecommunications consultant or contractor designated by Tenant and approved by Landlord for purposes of designing and providing telecommunications services to Tenant, subject to Landlord’s reasonable terms and conditions, including entering into an access license and paying fees for access and installations in the Building, and any installations shall be subject to the terms of this Lease.

Section 10.9                            Service Interruptions.  Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for Restorative Work which, in Landlord’s reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services, subject to the terms of this lease.  Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such interruption, curtailment or failure of or defect in such service, or change in the supply, character and/or quantity of electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business.

The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnitees by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise.

Section 10.10                                             Signage.  Tenant shall have the right to install Building standard signage identifying Tenant (and any Related Party assignee or subtenant properly occupying space in the Premises) by name only in the elevator lobby and the entry door of the Premises on the floor of the Building which Tenant occupies in accordance with the Building’s signage program applicable to floors with multiple tenants, subject to the terms of this lease and the prior approval of Landlord, which approval shall not be unreasonably withheld.

Section 10.11                                             Rent Abatement.  Notwithstanding anything to the contrary contained in this Lease, if Tenant is unable to use the Premises for the ordinary conduct of Tenant’s business due solely to (a) an interruption of an Essential Service (as hereinafter defined) resulting from Landlord’s performance of an improvement to the Building or (b) Landlord’s breach of an obligation under this Lease to perform repairs or replacements which results in Landlord’s failure to provide an Essential Service, in each case other than as a result of Unavoidable Delays, casualty or condemnation, and such condition continues for a period in excess of 10 consecutive Business Days after (i) Tenant furnishes a notice to Landlord (the “Abatement Notice”) stating that Tenant’s inability to use the Premises is solely due to such condition, (ii) Tenant does not actually use or occupy the Premises during such period for the ordinary conduct of its business and (iii) such condition has not resulted from the negligence or misconduct of any Tenant Party, then Fixed Rent and Tenant’s Tax Payment shall, as Tenant’s sole remedy, be abated on a per diem basis for the period commencing on the 11th Business Day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies any portion of the Premises, and (y) the date on which such condition is substantially remedied.  “Essential Service” shall mean a service which Landlord is obligated under this Lease to provide to Tenant which if not provided shall (1) effectively deny reasonable access to the Premises or effectively prevents Tenant from conducting its business at the Premises, (2) threaten the health or safety of any occupants of the Premises or (3) prevent or materially and adversely restrict the usage of more than 25% of the Premises for the ordinary conduct of Tenant’s business.

ARTICLE 11

INSURANCE; PROPERTY LOSS OR DAMAGE

Section 11.1                            Tenant’s Insurance.

(a)                                 Tenant, at its expense, shall obtain and keep in full force and effect during the Term:

(i)                                     a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is named as the insured and Landlord, Landlord’s Agent, the Condominium Board of Managers (if and when the Building is subject to a Condominium regime) and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”).  Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Insured Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 25.  The minimum limits of liability applying exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings.  The self insured retention for such policy shall not exceed $10,000;

(ii)                                  insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies with extended coverage, insuring Tenant’s Property and all Alterations and improvements to the Premises (including the Initial Installations), for the full insurable value thereof or replacement cost thereof, having a deductible amount, if any, not in excess of $25,000;

(iii)                               during the performance of any Alteration, until completion thereof, Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises;

(iv)                              Workers’ Compensation Insurance, as required by law;

(v)                                 Business Interruption Insurance covering a minimum of one year of anticipated gross income; and

(vi)                              such other insurance in such amounts as the Insured Parties may reasonably require from time to time.

(b)                                 All insurance required to be carried by Tenant (i) shall contain a provision that such insurance shall be noncancellable and/or no material change in coverage shall be made thereto unless the Insured Parties receive 30 days’ prior notice of the same, by certified mail, return receipt requested, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers admitted to do business in the State of New York and rated in Best’s Insurance Guide, or any successor thereto as having a “Best’s Rating” of “A-” or better and a “Financial Size Category” of at least “X” or better or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

(c)                                  On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Article 11 (the “Policies”) (it being understood that no such waiver will be required in Tenant’s Worker’s Compensation Insurance policy) and that, with respect to Tenant’s CGL policy, the Insured Parties are named as additional insureds, other than on Tenant’s Worker’s Compensation Insurance policy.  Evidence of each renewal or replacement of the Policies shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of the Policies.  In lieu of the Policies, Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27” (Evidence of Property Insurance) and “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Insured Parties as additional insureds, which endorsement is at least as broad as ISO policy form “CO 20 11 Additional Insured — Managers or Lessors of Premises” (pre-1999 edition) and which endorsement expressly provides coverage for the negligence of the additional insureds, which certification shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification (i) conveys to the Insured Parties all the rights and privileges afforded under the Policies as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing by certified mail, return receipt requested, at least 30 days in advance of any termination of or change to the Policies that would affect the interest of any of the Insured Parties.

Section 11.2                            Waiver of Subrogation.  Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Real Property and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards.  Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Alterations, (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

Section 11.3                            Restoration.  If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord, to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant’s Property, or (ii) any Alterations or improvements to the Premises.  So long no Event of Default then exists, then until the Building restoration affecting Tenant’s occupancy of the Premises required to be performed by Landlord pursuant to the terms hereof is Substantially Completed or would have been Substantially Completed but for Tenant Delay or Tenant’s occupancy of the affected portion of the Premises for the conduct of business therein, whichever is the first to occur, Fixed Rent and Tenant’s Tax Payment shall be reduced in the proportion by which the area of the part of the Premises which is not usable or accessible by Tenant by reason of such fire or other casualty bears to the total rentable area of the Premises immediately prior to such fire or other casualty, for the period commencing on the date of such fire or other casualty and ending on the date that Landlord Substantially Completes the restoration or the applicable portion of the Premises becomes accessible, as the case may be.  This Article 11 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like nature and purpose now or hereafter in force, shall have no application in any such case.

If a fire or other casualty occurs after the Commencement Date but prior to the Rent Commencement Date for which Tenant would be entitled to a rent abatement if the Rent Commencement Date had occurred and Tenant has commenced occupancy or the performance of its Initial Installations therein, then the aggregate abatement of Fixed Rent which Tenant is entitled pursuant to Section 2.5 above from and after the Rent Commencement Date shall be an amount equal to the aggregate abatement of Fixed Rent to which Tenant would have been entitled herein if the Rent Commencement Date had occurred immediately prior to such fire or other casualty.

Section 11.4                            Landlord’s Termination Right.  Notwithstanding anything to the contrary contained in Section 11.3, if (a) the Premises are totally damaged or are rendered wholly untenantable, (b) the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable) (c) any Mortgagee shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt or any Lessor shall terminate the Superior Lease, as the case may be, or (d) the damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies, then in any of such events, Landlord may, not later than 60 days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other tenants in the Building aggregating at least 50% of the portion of the Building occupied for office purposes immediately prior to such damage.  If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

Section 11.5                            Tenant’s Termination Right.  If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within 60 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises required to be performed by Landlord, if any shall be Substantially Completed.  If such date, as set forth in the Restoration Notice, is more than 12 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than 30 days following delivery of the Restoration Notice to Tenant.  If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.4.

Section 11.6                            Final 18 Months.  Notwithstanding anything to the contrary in this Article 11, if any damage during the final 18 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice.

For purposes of this Section 11.6, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than 90 days.

Section 11.7                            Landlord’s Liability.  Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise.  None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 6).  No penalty shall accrue for delays which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.

ARTICLE 12

EMINENT DOMAIN

Section 12.1                            Taking.

(a)                                 Total Taking.  If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date.

(b)                                 Partial Taking.  Upon a Taking of only a part of the Real Property, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the date of the vesting of title, Fixed Rent and Tenant’s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

(c)                                  Landlord’s Termination Right.  Whether or not the Premises are affected, Landlord may, by notice to Tenant, within 60 days following the date upon which Landlord receives notice of the Taking of all or a portion of the Real Property, the Building or the Premises, terminate this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least 50% of the rentable area of the Building.

(d)                                 Tenant’s Termination Right.  If the part of the Real Property so Taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant is given notice of such Taking.  If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice.  If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and any Tenant Alterations.

(e)                                  Apportionment of Rent.  Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

Section 12.2                            Awards.  Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord all of its right in and to such award.  Nothing contained In this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property or for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

Section 12.3                            Temporary Taking.  If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

Section 13.1                            Consent Requirements.

(a)                                 No Transfers.  Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance (subject to the terms below).  Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an Event of Default.

(b)                                 Collection of Rent.  If, without Landlord’s consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved.  No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

(c)                                  Further Assignment/Subletting.  Landlord’s consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment or subletting.  In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.

Section 13.2                            Tenant’s Notice.  If Tenant desires to assign this Lease or sublet all or any portion of the Premises to a third party that is not a Related Entity, Tenant shall give written notice thereof to Landlord, prior to marketing the space, which shall be accompanied by (a) a statement of Tenant’s intention to assign this Lease or sublease all or a portion of the Premises, (b) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective and all other material economic terms in connection therewith, and (c) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, the commencement date of such sublease, the term of such Sublease, the rent per rentable square foot Tenant will ask for such portion of the Premises and all other material economic terms in connection therewith.  Such notice shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord’s option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the “Partial Space”), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of 50% or more of the rentable square footage of the Premises, to terminate this Lease with respect to the entire Premises.  Such option may be exercised by notice from Landlord to Tenant within 45 days after delivery of Tenant’s notice along with the applicable information stated above.  Landlord’s failure to exercise its option within such 45 day period shall constitute a waiver of Landlord’s right to terminate the Lease as provided herein, but shall not affect Landlord’s consent rights provided for in Section 13.4 below.  If Landlord exercises its option to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, provided that such date is in no event less than 30 but no more than 60 days after the date of the above notice unless Landlord agrees to an earlier date, (b) Fixed Rent and Additional Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee or subtenant.

Tenant shall, upon demand, pay Landlord $1,500 as an administrative fee, plus reimbursement to Landlord for all reasonable costs and expenses incurred by Landlord in connection with such assignment or sublease, and request for consent, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent.

Section 13.3                            Recapture.

(a)                                 Landlord’s Leaseback.  If Landlord receives a notice from Tenant as described in Section 13.2 with respect to a sublease for less than the remainder of the Term, Landlord or its designee may, at its option, in lieu of exercising the option described in Section 13.2 but subject to the same 45-day period, sublease from Tenant the space described in Tenant’s notice (such space being hereafter referred to as the “Leaseback Space”).  If Landlord exercises its option to sublet the Leaseback Space, such sublease shall be at a rental rate equal to the product of the lesser of (x) the rent per rentable square foot then payable pursuant to this Lease, and (y) the rent per rentable square foot contained in the proposed and executed sublease agreement, multiplied by the rentable square foot area of the Leaseback Space; shall be for the same term as that of the proposed sublease; and shall:

(i)                                     be expressly subject to all of the covenants, terms and conditions of this Lease except such as are irrelevant or inapplicable, and except as expressly set forth in this Article 13 to the contrary;

(ii)                                  give the subtenant the unqualified and unrestricted right, without Tenant’s consent, to assign such sublease or any interest therein and/or to sublet all or any portion of the space covered by such sublease and to make alterations and improvements in the space covered by such sublease;

(iii)                               provide that any assignee or further subtenant of Landlord or its designee, may, at Landlord’s option, be permitted to make alterations and decorations in such space and that any or all of such alterations and decorations may be removed by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant shall, at its expense, repair any damage caused by such removal; and

(iv)                              provide that (A) the parties to such sublease expressly negate any intention that the sublease estate be merged with any other estate held by either of such parties, (B) any assignment or sublease by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in its sole discretion, shall deem appropriate, (C) Tenant shall, at its sole cost and expense, at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (D) Landlord may, at Tenant’s expense, make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Premises and to comply with any Requirements or insurance requirements relating to such separation, and (E) at the expiration of the term of such sublease, Tenant will accept the Leaseback Space in its then existing condition, subject to the obligations of the subtenant to make such repairs as may be necessary to preserve such premises in good order and condition,

(b)                                 Obligations Re: Leaseback Space.  If Landlord exercises its option to sublet the Leaseback Space:

(i)                                     Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and Tenant shall not be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant pursuant such sublease;

(ii)                                  Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, Installation or improvement made in the Leaseback Space by Landlord (or Landlord’s designee); and

(iii)                               Any consent required of Tenant, as Landlord under the sublease, shall be deemed granted if consent with respect thereto is granted by Landlord under this Lease, and any failure of Landlord (or its designee) to comply with the provisions of the sublease other than with respect to the payment of Rent shall not constitute a default thereunder or hereunder if Landlord shall have consented to such non-compliance.

Section 13.4                            Conditions to Assignment/Subletting.

(a)                                 If Landlord does not exercise either of Landlord’s options provided under Sections 13.2 and 13.3, and provided no Event of Default then exists, Landlord’s consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed.  Such consent shall be granted or denied within 30 days after delivery to Landlord of (i) (a) with respect to an assignment of this Lease, a fully-executed copy of the assignment and assumption agreement, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet, and a copy of the fully-executed sublease agreement, (ii) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant (“Transferee”), the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the Transferee, including its most recent financial statements, and (iv) any other information Landlord may reasonably request, provided that:

(A)                               in Landlord’s reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building;

(B)                               the Transferee has sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

(C)                               if Landlord has, or reasonably expects to have within 4 months after the proposed effective date of the assignment or commencement date of the sublease, as the case may be, comparable space available in the Building, the Transferee nor any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building;

(D)                               if Landlord has, or reasonably expects to have within 4 months after the proposed effective date of the assignment or commencement date of the sublease, as the case may be, reasonably comparable space available in the Building, the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior 6 months negotiating in connection with the rental of space in the Building;

(E)                                there shall be not more than 2 subtenants in each floor of the Premises;

(F)                                 omitted;

(G)                               Tenant shall not list the Premises to be sublet or assigned with a broker, agent or other entity or otherwise offer the Premises for subletting at a rental rate less than the fixed rent at which Landlord is then offering to lease other space in the Building at which Landlord is then offering to lease other space in the Building, but the foregoing provision shall not be deemed to prohibit Tenant from negotiating a sublease at a particular rate of rent and consummating the same insofar as it may be permitted under the provisions of this Article 13; and

(H)                              the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the City and State of New York.

(b)                                 With respect to each and every subletting and/or assignment approved by Landlord under the provisions of this Lease:

(i)                                     the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord;

(ii)                                  no sublease shall be for a term ending later than one day prior to the Expiration Date;

(iii)                               if an Event of Default occurs prior to the effective date of such assignment or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 13.8, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder; and

(iv)                              each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord’s obligations under this Lease.  The provisions of this Section 13.4(b)(iv) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

Section 13.5                            Binding on Tenant; Indemnification of Landlord.  Notwithstanding any assignment or subletting or any acceptance of rent by Landlord from any Transferee, Tenant and any guarantor shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant.  Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons or entities claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 13.

Section 13.6                            Tenant’s Failure to Complete.  If Landlord is required to and does consent to a proposed assignment or sublease and such assignment or sublease fails to become effective within 90 days after giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Sections 13.2, 13.3 and 13.4 before assigning this Lease or subletting all or part of the Premises.

Section 13.7                            Profits.  If Tenant enters into any assignment or sublease permitted hereunder or consented to by Landlord other than a Related Entity, Tenant shall, within 60 days of Landlord’s consent to such assignment or sublease (or if such assignment or sublease is permitted hereunder without Landlord’s prior consent, within 60 days of the effective date of such assignment or sublease), deliver to Landlord a list of Tenant’s reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and, in the case of any sublease, any actual costs incurred by Tenant in separately demising the sublet space, including without limitation, the value of any free rent, tenant improvement allowance or sublandlord contribution given to the subtenant (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee.

Tenant shall deliver to Landlord evidence of the payment of any Transaction Costs within 30 days after the same are paid (and if Tenant shall fail to do so, no such fees or costs for which Tenant shall have failed to provide evidence of payment shall qualify as Transaction Costs).  In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(a)                                 In the case of an assignment, on the effective date of the assignment, 50% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment (including key money, bonus money and any sums paid for services rendered by Tenant to the Transferee in excess of the fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or

(b)                                 In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the sublet space (together with any sums paid for services rendered by Tenant to the Transferee in excess of the fair market value for such services and sums paid for the sale or rental of Tenant’s Property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs.  The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

Section 13.8                            Transfers.

(a)                                 Related Entities.  If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant or of all or substantially all of the assets of Tenant (collectively “Ownership Interests”) shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange.  For purposes of this Article, the term “transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Commencement Date, (y) the sale of more than 50% of Tenant’s net assets, and (z) the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions and the merger, consolidation or conversion of Tenant into or with another business entity.  The provisions of Section 13.1 shall not apply to transactions with a business entity into or with which Tenant is merged, consolidated or converted or to which all or substantially all of Tenant’s assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease, (ii) the successor to Tenant has a tangible net worth computed in accordance with generally accepted accounting principles consistently applied that is sufficient to meet the obligations of Tenant under this Lease and is at least equal to the net worth of Tenant immediately prior to such merger, consolidation, conversion or transfer, (iii) proof satisfactory to Landlord of such net worth (written certification by Tenant’s regular, reputable certified public accountants with at least 20 partners being deemed satisfactory by Landlord) is delivered to Landlord at least 10 days prior to the effective date of any such transaction, (iv) any such transfer shall be subject and subordinate to all of the terms and provisions of this Lease, and the Transferee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such transfer, all the obligations of Tenant under this Lease, (v) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease, and (vi) such transfer does not cause Landlord to be in default under any existing lease at the Real Property.

Tenant may also, upon prior notice to Landlord, permit any business entity which controls, is controlled by, or is under common control with the original named Tenant (a “Related Entity”) to sublet or occupy all or part of the Premises for any Permitted Use, for so long as such entity remains a Related Entity.  Such sublease or occupancy shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder.  For the purposes hereof, “control” shall be deemed to mean ownership of not less than 50% of all of the Ownership Interests of such corporation or other business entity or otherwise having the power to direct the management of same.  Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 13.8 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant’s interest in this Lease in a transaction approved by Landlord, or if an Event of Default exists under this Lease.

(b)                                 Applicability.  The limitations set forth in this Section 13.8 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.8 shall be a transfer in violation of Section 13.1.

(c)                                  Modifications, Takeover Agreements.  Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building (or its affiliate) agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof.

Section 13.9                            Assumption of Obligations.  No assignment or transfer shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.

Section 13.10                                             Tenant’s Liability.  The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 13.11                                             Listings in Building Directory.  All assignees shall have signage rights equal to that of Tenant.  The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not in and of itself vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of-the Premises or to the use or occupancy thereof by others.

Section 13.12                                             Lease Disaffirmance or Rejection.  If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto, If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

Section 13.13                                             Permitted Users.  (a)  Tenant has advised Landlord that one or more clients of, service providers to, or persons or entities with valid business relationship with Tenant or its principals (each a “Permitted User”) may from time to time be using space in the Premises.  Notwithstanding anything to the contrary in this Article 13 each Permitted User shall be allowed such use, without Landlord’s consent, but upon at least 10 days’ prior notice to Landlord upon the following conditions: (i) Landlord or Landlord’s Agent shall not be litigating against such proposed Permitted User within the prior 12 months, (ii) the Permitted User shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in, and the jurisdiction of the court of, the State of New York, (iii) there will be no separate entrances and demising walls for the Permitted User, (iv) the total number of Permitted Users using desk space pursuant to this Section 13.13 shall not exceed 2 at any one time, (v) the aggregate number of rentable square feet used by all Permitted Users at any one time shall not exceed 25% of the then rentable square footage of the Premises and (vi) Tenant shall receive no rent, payment or other consideration in connection with such occupancy in respect of such space other than nominal rent payments (in no event greater per rentable square foot than the Fixed Rent, Tenant’s Operating Payment and Tenant’s Tax Payment payable hereunder per rentable square foot) or other consideration for actual services rendered or provided by or for such occupant.

(b)  With respect to each and every Permitted User, the following shall apply: (i) each Permitted User shall have no privity of contract with Landlord and therefore shall have no rights under this Lease, and Landlord shall have no liability or obligation to the Permitted User under this Lease for any reason whatsoever in connection with such use or occupancy, which use and occupancy shall be subject and subordinate to this Lease (including, without limitation, Article 9), (ii) each Permitted User shall use the Premises in conformity with all applicable provisions of this Lease, including Article 3, and (iii) Tenant shall be liable for the acts of such Permitted User in the Premises.

ARTICLE 14

ACCESS TO PREMISES

Section 14.1                            Landlord’s Access.

(a)                                 Landlord, Landlord’s agents and utility service providers servicing the Building may erect, use and maintain concealed ducts, pipes and conduits In and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount.  Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14.  Landlord shall use reasonable efforts (provided that Landlord shall have no obligation to use overtime labor or to incur any additional material expense in connection therewith) to (i) cause pipes, ducts, or conduits installed in or through the Premises pursuant to this Section 14.1 to be concealed behind, beneath or within then existing partitioning, columns, ceilings or floors located in the Premises, or completely furred at points immediately adjacent to existing partitioning columns or ceilings located in the Premises and (ii) erect and maintain such pipes, ducts or conduits in a manner that minimizes any adverse effect on any Alteration.

(b)                                 Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral) except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, Lessors or tenants and their respective agents and representatives or others and to perform Restorative Work to the Premises or the Building.  Tenant shall have the right to designate a representative to escort Landlord and such other invitees during all such non-emergency entries.  In the event that any such work is performed in the Premises, Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises (provided that Landlord shall have no obligation to use overtime labor or to incur any additional material expense in connection therewith).

(c)                                  All parts (except surfaces facing the interior of the Premises) of all wails, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems, Building facilities and Common Areas are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair.

Section 14.2                            Building Name.  Landlord has the right at any time to change the name, number or designation by which the Building is commonly known.

Section 14.3                            Light and Air.  If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Restorative Work, any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

ARTICLE 15

DEFAULT

Section 15.1                            Tenant’s Defaults.  Each of the following events shall be an “Event of Default” hereunder:

(a)                                 Tenant fails to pay when due any installment of Rent and such default shall continue for 5 Business Days after notice of such default is given to Tenant, except that if Landlord shall have given three such notices of default in the payment of any Rent in any 12-month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any Rent or an extended period in which to make payment until such time as 12 consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such 12-month period after the giving of three such notices shall constitute an Event of Default; or

(b)                                 Tenant vacates or abandons the Premises or fails to timely comply with the requirements of Section 11.1 above; or

(c)                                  if Landlord applies or retains any part of the security held by it hereunder, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Letter of Credit (as hereinafter defined), if applicable, within 5 days after notice by Landlord to Tenant stating the amount applied or retained; or

(d)                                 Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or

(e)                                  Tenant defaults in the observance or performance of any term, covenant or condition on Tenant’s part to be observed or performed under any other lease with Landlord or Landlord’s predecessor-in-interest for space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

(f)                                   a court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

(g)                                  Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than 30 days (10 days with respect to a default under Article 3) after notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3) is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed within 90 days.

Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant 3 Business Days’ notice of cancellation of this Lease (or of Tenant’s possession of the Premises), in which event this Lease and the Term (or Tenant’s possession of the Premises) shall terminate (whether or not the Term shall have commenced) with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15.  Any notice of cancellation of the Term (or Tenant’s possession of the Premises) may be given simultaneously with any notice of default given to Tenant.

Section 15.2                            Landlord’s Remedies.

(a)                                 Possession/Reletting.  If any Event of Default occurs and this Lease and the Term, or Tenant’s right to possession of the Premises, terminate as provided in Section 15.1:

(i)                                     Surrender of Possession.  Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such termination, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by law) or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons or entities from the Premises and remove any and all of their property and effects from the Premises.

(ii)                                  Landlord’s Reletting.  Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine.  Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and no such failure shall relieve Tenant of, or otherwise affect, any liability under this Lease.  However, to the extent required by law, Landlord shall use reasonable efforts to mitigate its damages but shall not be required to divert prospective tenants from any other portions of the Building.  Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(b)                                 Tenant’s Waiver.  Tenant, on its own behalf and on behalf of all persons or entities claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons or entities might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.  The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

(c)                                  Tenant’s Breach.  Upon the breach or threatened breach by Tenant, or any persons or entities claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.  The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

Section 15.3                            Landlord’s Damages.

(a)                                 Amount of Damages.  If this Lease and the Term, or Tenant’s right to possession of the Premises, terminate as provided in Section 15.1, then:

(i)                                     Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination;

(ii)                                  Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a security deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

(iii)                               Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iv)                              whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by 4% (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to 2% below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 15.3(a)(iii) for the same period.  If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b)                                 Reletting, If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 15.3.  Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceeds the Fixed Rent reserved in this Lease.  Nothing contained in Article 15 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 15.3; provided, however, that in no event shall Tenant be liable for any consequential damages incurred by Landlord or any person or entity by claiming by or through Landlord, except as provided in Section 18.2 below.

Section 15.4                            Late Charge.  If Tenant shall fail to pay in full any payment of fixed rent or additional rent when due under this lease (without taking into account any cure period that may be applicable thereto) then (i) Tenant shall pay to Landlord as additional rent, upon Landlord’s demand therefor, a late charge equal to the greater of (A) $250 or (B) five (5%) percent of the amount of the payment that is not paid when so due, and (ii) for so long as such amount remains outstanding on the first day of each calendar month thereafter, Tenant shall pay a monthly fate charge equal to the greater of (A) $250 or (B) five (5%) of said outstanding amount for each such month not paid, until the outstanding Rent has been fully paid.

Nothing herein contained shall be intended to violate any applicable law, code or regulation and in all instances all such late charges shall be automatically reduced to any maximum applicable legal charge or rate allowable.  The provisions of this Section are in addition to all other rights and remedies available to Landlord for nonpayment of fixed rent or additional rent.

Section 15.5                            Other Rights of Landlord.  If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent.  If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant.  Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than 5 Business Days after notice from Landlord to Tenant demanding the payment of such arrears.

ARTICLE 16

LANDLORD’S RIGHT TO CURE; FEES AND EXPENSES

If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s reasonable expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after 10 Business Days from the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation.  All reasonable out of pocket costs and expenses incurred by Landlord in connection with any such performance by it and all reasonable out of pocket costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord as a result of any default by Tenant under this Lease or in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord or in which Landlord is a party to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within 30 days after receipt of Landlord’s invoice for such amount.

ARTICLE 17

NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL

Section 17.1                            No Representations.  Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise.  Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

Section 17.2                            No Money Damages.  Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of setoff, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval.  Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment.  In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.

Section 17.3                            Reasonable Efforts.  For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

ARTICLE 18

END OF TERM

Section 18.1                            Expiration.  Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and Specialty Alterations as may be required pursuant to Article 5.

Section 18.2                            Holdover Rent.  Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure.  Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof provided a holdover for only a portion of a month shall at Landlord’s election be deemed a holding over for the entire month) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to the greater of (i) 1.5 times for the first 30 days and thereafter 2 times the Fixed Rent plus 100% of the Tenant’s Tax Payment, in each case, payable under this Lease for the last full calendar month of the Term, and (ii) 1.25 for the first 30 days and thereafter 1.5 times the rent Landlord is then asking for comparable space in the Building or, if no comparable space is then available in the Building, the fair market rental value of the Premises for such month (as reasonably determined by Landlord), (b) if such holdover continues for more than thirty (30) days, be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by any New Tenant.

No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof.  Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.

Section 18.3                            Waiver of Stay.  Tenant expressly waives, for itself and for any person or entity claiming through or under Tenant, any rights which Tenant or any such person or entity may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor Requirement of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article 18.

ARTICLE 19

QUIET ENJOYMENT

Provided that no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

ARTICLE 20

NO SURRENDER; NO WAIVER

Section 20.1                            No Surrender or Release.  No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.

Section 20.2                            No Waiver.  The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 21

WAIVER OF TRIAL BY JURY; COUNTERCLAIM

Section 21.1                            Jury Trial Waiver.  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

Section 21.2                            Waiver of Counterclaim.  If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 22

NOTICES

Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and Tenant as set forth in Article 1, and to any Mortgagee or Lessor who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 22.

Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or 3 Business Days after it shall have been mailed as provided in this Article 22, whichever Is earlier.

ARTICLE 23

RULES AND REGULATIONS

All Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time.  Landlord reserves the right, from time to time, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect.  Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, provided that Landlord shall enforce any of the Rules and Regulations against Tenant in a non-discriminatory fashion.

ARTICLE 24

BROKER

Landlord has retained Landlord’s Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord’s Agent.  Landlord agrees to pay a commission to Tenant’s Broker pursuant to a separate written agreement.  Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Agent and Tenant’s Broker.  Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false.

ARTICLE 25

INDEMNITY

Section 25.1                            Tenant’s Indemnity.  Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all Losses, resulting from any claims made by third parties (i) against the Indemnitees arising from any act, omission or negligence of (A) all Tenant Parties or (B) both Landlord and Tenant, provided, however, that Tenant’s liability hereunder with respect to matters judicially determined to have arisen out of the negligence of Landlord, which determination shall not be subject to appeal, shall be limited to the amount of insurance coverage carried by Tenant pursuant to Article 11 and Landlord shall, within thirty (30) days of written demand, reimburse Tenant for its actual, reasonable out of pocket costs incurred, including any insurance deductible, in defending any such matter which is judicially determined to have arisen out of the negligence of Landlord, (ii) against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in or about the Premises, and (iii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.

Section 25.2                            Landlord’s Indemnity.  Landlord shall indemnify, defend and hold harmless Tenant and its direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives (collectively, the “Tenant lndemnitees”) from and against all Losses incurred by Tenant or the Tenant Indemnitees arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the Common Areas (specifically excluding the Premises) to the extent attributable to the negligence or willful misconduct of Landlord or its employees or agents.

Section 25.3                            Defense and Settlement.  If any claim, action or proceeding is made or brought against any indemnified party under this Article 25, then upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party’s name (if necessary), by attorneys approved by the indemnified party, which approval shall not be unreasonably withheld (attorneys for the indemnifying party’s insurer shall be deemed approved for purposes of this Section 25.3).  Notwithstanding the foregoing, an indemnified party may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under the indemnifying party’s liability insurance carried for such claim and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys.  If the indemnifying party fails to diligently defend or if there is a legal conflict or other conflict of interest, then the indemnified party may retain separate counsel at the indemnifying party’s reasonable expense.  Notwithstanding anything herein contained to the contrary, the indemnifying party may direct the indemnified party to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the indemnified party other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by the indemnifying party at the time such settlement is reached, (c) such settlement shall not require the indemnified party to admit any liability, and (d) the indemnified party shall have received an unconditional release from the other parties to such claim, suit or other proceeding.  Any indemnified party seeking indemnification hereunder shall promptly provide the indemnifying party with notice of any actual or threatened claim, action or proceeding for which indemnification is sought, provided, however, that failure to so provide such notice shall not relieve such indemnifying party of its obligations hereunder unless the defense of the indemnified party is materially prejudiced as a result of such failure to give notice.  The indemnified party shall, at no expense to such indemnified party, cooperate in a commercially reasonable manner with the indemnifying party and shall, without limitation, provide such information as may be reasonably requested by the indemnifying party in connection with such claim, action or proceeding.

The indemnified party shall in no event settle any third party claim for which indemnification may be sought without the prior written consent of the indemnifying party in each instance (which consent shall not be unreasonably withheld, conditioned or delayed).

ARTICLE 26

MISCELLANEOUS

Section 26.1                            Delivery.  This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

Section 26.2                            Transfer of Real Property.  Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a “Transfer”) by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of Transfer, and the transferee of Landlord’s interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of Transfer.

Section 26.3                            Limitation on Liability.  The liability of Landlord for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any direct or indirect partner, member, manager, shareholder, director, officer, principal, employee or agent of Landlord (collectively, the “Parties”) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord’s obligations under this Lease.

Section 26.4                            Rent.  All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant’s Tax Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

Section 26.5                            Entire Document.  This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease.  All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control.

Section 26.6                            Governing Law.  This Lease shall be governed in all respects by the laws of the State of New York.

Section 26.7                            Unenforceability.  If any provision of this Lease, or its application to any person or entity or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or entity or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 26.8                            Lease Disputes.

(a)                                 Each of Landlord and Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of New York or the federal courts for the Southern District of New York and for that purpose each and Landlord and Tenant hereby expressly and irrevocably submits itself to the jurisdiction of such courts.  Each of Landlord and Tenant further agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

(b)                                 To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

(c)                                  In any dispute arising directly or indirectly out of or relating to this Lease and any actions to enforce this Lease, the prevailing party in such action or proceeding may recover from the non-prevailing party its reasonable attorneys’ fees, disbursements and costs of investigation, through and including any and all appeals.

Section 26.9                            Landlord’s Agent.  Unless Landlord delivers notice to Tenant to the contrary, Landlord’s Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord’s Agent.  Tenant acknowledges that Landlord’s Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord’s Agent nor any of its direct or indirect partners, members, managers, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.

Section 26.10                                             Estoppel.  (a)  Within 10 days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional, Rent then payable, (iii) stating whether or not, to the best of Tenant’s knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security, if any, under this Lease, (v) stating whether there are any subleases or assignments affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (vii) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor.

Tenant acknowledges that any statement delivered pursuant to this Section 26.10(a) may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord’s interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

(b)                                 From time to time (but not more than one (1) time in any particular twelve (12) month period), within 10 days following a request by Tenant, Landlord shall deliver to Tenant a written statement executed and acknowledged by Landlord, in form reasonably acceptable to Tenant and Landlord, (i) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or, if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent and all Additional Rent have been paid, together with the amount of monthly Fixed Rent and Tenant’s Tax Payment then payable, and (iii) stating whether or not, to Landlord’s knowledge, Tenant is in default under this Lease, and, if Landlord asserts that Tenant is in default, setting forth the specific nature of all such defaults.  Landlord acknowledges that any statement delivered pursuant to this Section 26.10(b) may be relied upon by any prospective or actual sublessee of the Premises or assignee of this Lease, or permitted transferee of or successor to Tenant

Section 26.11                                             Certain Interpretational Rules.  For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa.  This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.  The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

Section 26.12                                             Parties Bound.  The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

Section 26.13                                             Memorandum of Lease.  This Lease shall not be recorded; however, at Landlord’s request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording and Landlord may record the memorandum.  Within 10 days after the end of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the memorandum of record.

Section 26.14                                             Counterparts.  This Lease may be executed in 2 or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

Section 26.15                                             Survival.  All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease.  Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

Section 26.16                                             Inability to Perform.  This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays.  Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

Section 26.17                                             Vault Space.  Notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan, no vaults, vault space or other space outside the boundaries of the Real Property are included in the Premises.  Landlord makes no representation as to the location of the boundaries of the Real Property.  All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license.  If any such license shall be revoked, or if the amount of such space shall be diminished as required by any Governmental Authority or by any public utility company, such revocation, diminution or requisition shall not (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any abatement or diminution of Rent, (c) relieve Tenant from any of its obligations under this Lease, or (d) impose any liability upon Landlord.  Any fee, tax or charge imposed by any Governmental Authority for any such vaults, vault space or other space occupied by Tenant shall be paid by Tenant.

Section 26.18                                             Adjacent Excavation; Shoring.  If an excavation shall be made, or shall be authorized to be made, upon land adjacent to the Real Property, Tenant shall, upon notice, afford to the person or entity causing or authorized to cause such excavation license to enter upon the Premises for the purpose of doing such work as such person or entity shall deem necessary to preserve the wall of the Building from injury or damage and to support the same by proper foundations.  In connection with such license, Tenant shall have no right to claim any damages or indemnity against Landlord, or diminution or abatement of Rent, provided that Tenant shall continue to have access to the Premises.

Section 26.19                                             No Development Rights.  Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Real Property and Tenant consents, without further consideration, to any utilization of such rights by Landlord.  Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.

The provisions of this Section 26.19 shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such term is defined in Section 12-10 of Zoning Lot of the Zoning Resolution of the City of New York) in the Real Property.

Section 26.20                                             Financial Statements.  Tenant shall from time to time, within 10 Business Days after request by Landlord, in connection with a potential sale or financing only, and subject to the delivery by Landlord of a non-disclosure agreement in form and substance reasonably acceptable to Landlord, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal years immediately preceding such request, certified by an independent certified public accountant and in form reasonably satisfactory to Landlord.

ARTICLE 27

LETTER OF CREDIT

Section 27.1                            Security Deposit.  Simultaneously with the execution of this Lease by Tenant, Tenant shall deliver to Landlord, and Tenant shall maintain in effect at all times during the Term, as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this Lease, the amount of XXXXXX (the “Security Deposit Amount”) in the form of an unconditional, Irrevocable, transferrable, “clean” letter of credit (the “Letter of Credit”), in a form reasonably approved by Landlord and complying with the terms of this Article 27 and otherwise satisfactory to Landlord in all respects, in Landlord’s sole discretion, which Letter of Credit shall be issued by and drawn upon a commercial bank which is a member of the New York Clearing House Association and which maintains offices for the purpose of drawing on the Letter of Credit in the City of New York, and which commercial bank has a minimum rating of Aaa (Moody’s), AM (Fitch Ratings) or MA (S&P), and which is otherwise acceptable to Landlord, in Landlord’s reasonable discretion (the “Issuing Bank”).  Such Letter of Credit shall (a) have an expiration date no earlier than the first anniversary of the date of issuance thereof; (b) be for the account of Landlord; and (c) permit partial drawings.

Section 27.2                            Letter of Credit.

(a)                                 The Letter of Credit shall provide that:

(1)                                 The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of only the Letter of Credit and a sight draft in the amount to be drawn;

(2)                                 The Letter of Credit shall be deemed to be automatically renewed, without amendment and without any final expiration date, for consecutive periods of one year each (and in no event shall the Letter of Credit expire prior to the 60th day following the Expiration Date), unless the Issuing Bank sends written notice (hereinafter called the “Non-Renewal Notice”) to Landlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed; and

(3)                                 The Letter of Credit shall be fully transferable by the beneficiary thereof, without charge to the beneficiary, and that any failure to pay the transfer charges shall not affect the beneficiary’s ability to transfer the Letter of Credit; the Letter of Credit may be transferred as aforesaid from time to time, by the then beneficiary under the Letter of Credit; to effectuate a transfer under the Letter of Credit, the beneficiary must notify the Issuing Bank in a writing signed by an authorized signatory of beneficiary, of the name and address of the transferee and of the effective date of the transfer; and upon the Issuing Bank’s receipt of such writing, the Issuing Bank will issue an amendment to the Letter Credit that changes the name and address of the beneficiary hereof and shall deliver the original of such amendment to the new beneficiary/transferee and a copy thereof to the prior beneficiary/transferor.

(b)                                 Landlord, after its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft only, to receive the moneys represented by the Letter of Credit, which moneys shall be held by Landlord as a cash deposit pursuant to the terms of this Article pending the replacement of such Letter of Credit.

(c)                                  For the purposes of this Article, the “Existing L/C” shall mean the Letter of Credit then being held by Landlord under this Article, and a “Replacement L/C” shall mean any other Letter of Credit which satisfies the requirements set forth in this Article 27, including the requirements with respect to the Issuing Bank.

(d)                                 If Landlord has received the moneys represented by a Letter of Credit pursuant to subsection (b) above, and Landlord receives a Replacement L/C, then, provided there exists no uncured default under any of the terms, covenants and conditions of this lease on Tenant’s part to observe, perform or comply with, that portion, if any, of the cash security not used, applied or retained shall be returned to Tenant and Landlord shall hold the Replacement L/C as the Letter of Credit security deposit under this Article.  Notwithstanding anything in this lease to the contrary, Landlord, after its receipt of the Non-Renewal Notice, shall have the right, at its option and in lieu of exercising its rights under Section (b) above, to give to Tenant notice demanding that Tenant replace the Existing L/C with a Replacement L/C.  If Landlord receives a Replacement L/C from Tenant, then Landlord shall forthwith return the Existing L/C to Tenant.  The failure of Landlord to receive a Replacement L/C within ten (10) days after the giving of such demand notice to Tenant shall be an Event of Default under this lease, entitling Landlord to exercise any or all of its rights and remedies hereunder, at law and in equity, including receiving all or a portion of the monies represented by the Existing L/C and using, applying, or retaining the whole or any part of such proceeds pursuant to this Article.

Section 27.3                            Application of Security Deposit.  In the event that Tenant defaults under any of the terms, covenants or conditions in this lease on Tenant’s part to observe, perform or comply with (including, without limitation, the payment of any installment of fixed rent or any amount of additional rent), then, to the extent required for the payment of any fixed rent, additional rent, or any other sums as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of any such default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord), (a) Landlord may notify the Issuing Bank and thereupon receive all or a portion of the monies represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, or (b) in the event that Landlord is holding the Cash Security, Landlord may use, apply, or retain the whole or any part of the Cash Security.

In the event that Landlord uses, applies or retains any portion or all of the proceeds of such Letter of Credit or of the Cash Security, or both, as the case may be, the amount not so used, applied or retained shall continue to be treated as Tenant’s security deposit, and Tenant shall restore the amount so used, applied or retained within five (5) days after Landlord’s demand therefor, so that, at all times, the amount deposited shall be equal to the Security Deposit Amount.  In the case where Landlord was holding a Letter of Credit, to restore the amount so used, applied or retained, Tenant shall, within such five (5) day period, deliver to Landlord an amendment to said Letter of Credit, in form and content reasonably satisfactory to Landlord, which restores the amount of said Letter of Credit to the Security Deposit Amount (but which does not otherwise amend or modify said Letter of Credit).  In the case where Landlord was holding a Cash Security, to restore the amount so used, applied or retained, Tenant shall, within such five (5) day period, deliver to Landlord an unendorsed bank or certified check in an amount necessary to restore the amount of security being held by Landlord under this Article to the Security Deposit Amount.  While Landlord holds any funds hereunder as Cash Security, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, that portion, if any, of the Cash Security or Letter of Credit, or both, as the case may be, not used, applied or retained shall be returned to Tenant after the Expiration Date and after delivery of possession of the entire Premises to Landlord, in accordance with, and subject to, the applicable provisions of this lease.

Section 27.4                            Transfer.  Upon a sale or other transfer of the Real Property or the Building, Landlord shall transfer the Letter of Credit or the cash proceeds to its transferee.  With respect to the Letter of Credit, within ten (10) Business Days after notice of such transfer, Tenant, at its sole cost, shall (if required by Landlord) arrange for the transfer of the Letter of Credit to the new landlord, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord.  Upon such transfer, Tenant shall look solely to the new landlord for the return of the Letter of Credit or the cash proceeds and thereupon Landlord shall without any further agreement between the parties be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or the cash proceeds to a new landlord.  Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or the cash proceeds and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

Section 27.5                            Issuing Bank.  In the event that at any time after the date of this lease Landlord believes that circumstances have occurred Indicating that the Issuing Bank of the Existing L/C may be incapable of, unable to, hindered or prohibited from honoring the then Existing L/C in accordance with the terms thereof (which shall include, without limitation, (i) a declaration by the FDIC or otherwise that the Issuing Bank of the Existing L/C is insolvent or not capable of honoring its obligations, (i) the Issuing Bank is in receivership, is controlled by the government, or is the subject of a closure, merger, consolidation or nationalization, or (iii) Landlord’s belief, in Landlord’s sole discretion, that any of the foregoing may be likely in the foreseeable future), then Landlord may send notice to Tenant (hereinafter referred to as the “Replacement Notice”) requiring Tenant within ten (10) Business days after the giving of the Replacement Notice to replace the Existing L/C with a Replacement UC from an issuing bank meeting the requirements set forth in this Article.

If Landlord receives a Replacement L/C in a form and from an issuing bank acceptable to Landlord, then Landlord shall forthwith return the Existing L/C to Tenant.  The failure of Landlord to receive a Replacement L/C within such ten (10) Business Day period shall be an Event of Default under this lease, entitling Landlord to exercise any or all of its rights and remedies hereunder, at law and in equity, including receiving all or a portion of the monies represented by the Existing L/C and using, applying, or retaining the whole or any part of such proceeds pursuant to the terms hereof.  Notwithstanding the foregoing, Landlord may at any time after delivery of a Replacement Notice or at any time Landlord believes a Diminished Credit Rating (as hereinafter defined) has occurred, draw down the Existing L/C and the proceeds thereof shall be held by Landlord in accordance with the terms hereof subject, however, to Tenant’s obligation (or right, as hereinafter provided), to replace such cash security with a Replacement L/C.  If Landlord has received the moneys represented by a Letter of Credit pursuant to this Section, and Landlord receives a Replacement L/C, then, provided there exists no uncured default under any of the terms, covenants and conditions of this lease on Tenant’s part to observe, perform or comply with in respect of which a notice has been given to Tenant, and provided further that no Event of Default exists, that portion, if any, of the cash security not used, applied or retained shall be returned to Tenant and Landlord shall hold the Replacement L/C as the Letter of Credit security deposit under this Article.  If Landlord has so received the moneys represented by a Letter of Credit, but Landlord has not received a Replacement L/C, then, the failure of Landlord to receive a Replacement L/C within ten (10) days after Landlord gives to Tenant notice demanding that Tenant replace the moneys so received by Landlord with a Replacement L/C shall be an Event of Default under this lease, entitling Landlord to exercise any or all of its rights and remedies hereunder, at law and in equity, including receiving all or a portion of the monies represented by the Existing L/C and using, applying, or retaining the whole or any part of such proceeds pursuant to the terms hereof.  In addition to all Landlord’s rights under this Article, and notwithstanding anything to the contrary contained herein, if any of the following occurs, or Landlord believes in its sole discretion, is likely to occur (“Diminished Credit Rating”) (i) the credit rating of the Issuing Bank of the Existing L/C shall be downgraded below the credit ratings specified in the terms hereof, or (ii) the Federal Deposit Insurance Corporation (“FDIC”), or any successor thereto, shall issue a warning to the Issuing Bank of the Existing L/C indicating that it is undercapitalized, significantly undercapitalized or critically undercapitalized, or if the Issuing Bank shall appear on any problem list or watch list, then Tenant shall, within ten (10) business days following the earlier of such events, replace the Existing L/C with a Replacement L/C from an issuing bank meeting the requirements set forth in this Article.  In the event that Tenant shall fail to so deliver a Replacement L/C within such ten (10) business day period, then Landlord may send notice to Tenant (hereinafter referred to as the “FDIC Warning Replacement Notice”) requiring Tenant, within five (5) business days after the giving of the FDIC Warning Replacement Notice, to replace the Existing L/C with a Replacement L/C from an issuing bank meeting the requirements set forth in this Article and acceptable to Landlord, in its sole discretion.  If Landlord receives a Replacement L/C in a form and from an issuing bank acceptable to Landlord, then Landlord shall forthwith return the Existing L/C to Tenant.

The failure of Landlord to receive a Replacement L/C within such five (5) business day period shall be an Event of Default under this lease, entitling Landlord to exercise any or all of its rights and remedies hereunder, at law and in equity, including, without limitation, receiving all or a portion of the monies represented by the Existing L/C and using, applying, or retaining the whole or any part of such proceeds pursuant to the Sections above.

Section 27.6                            Security Net Rent.  Neither the Letter of Credit, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this Lease or at law or in equity upon Tenant’s default.  As a material inducement to Landlord to enter into this Lease, Tenant hereby acknowledges and agrees that the Letter of Credit and the proceeds thereof (including any Cash Security created by the draw down of all or any portion of the Letter of Credit) and the obligation to make available or pay to Landlord all or a portion thereof in satisfaction of any obligation of Tenant under this Lease, shall be deemed third-party obligations and not the obligation of Tenant hereunder and, accordingly, (A) shall not be subject to any limitation on damages contained in Section 502(b)(6) of Title 11 of the United States Code or any other limitation on damages that may apply under any applicable laws and/or requirements of public authorities in connection with a bankruptcy, insolvency or other similar proceeding by, against or on behalf of Tenant, (B) shall not diminish or be offset against any amounts that Landlord would be able to claim against Tenant pursuant to 11 U.S.C. §502(b)(6) as if no Letter of Credit existed, and (C) may be relied on by Landlord in the event of an assignment of this Lease that is not expressly in accordance with the terms of. this Lease even if such assignment has been authorized and approved by a court exercising jurisdiction in connection with a bankruptcy, insolvency or other similar proceeding by, against or on behalf of Tenant.

Section 27.7                            Reduction.  If (a) Tenant has not previously defaulted in its obligation to pay Rent to Landlord within the time periods set forth in this Lease and (b) no Event of Default then exists, then, provided that Tenant complies with the provisions of this Section 27.7, (i) on the one (1) year anniversary of the Rent Commencement Date, the amount of the Letter of Credit or cash proceeds of the Letter of Credit shall be reduced to XXXXXX and (ii) provided the amount of the Letter of Credit or cash proceeds of the Letter of Credit shall have previously been reduced pursuant to the preceding clause (i) and the conditions in (a) and (b) shall be satisfied as of the two (2) year anniversary of the Rent Commencement Date then, on the two (2) year anniversary of the Rent Commencement Date the amount of the Letter of Credit or cash proceeds of the Letter of Credit shall be reduced to $217,750.00.  The Letter of Credit or cash proceeds of the Letter of Credit shall be reduced as follows:  (A) if In the form of cash proceeds, Landlord shall, within 10 Business Days following notice by Tenant to Landlord that Tenant is entitled to reduce the amount thereof pursuant to this Section 27.7, deliver to Tenant the amount by which the cash proceeds are reduced, or (13) if in the form of a Letter of Credit, Tenant shall either (x) deliver to Landlord a consent to an amendment to the Letter of Credit (which amendment must be reasonably acceptable to Landlord in all respects), reducing the amount of the Letter of Credit by the amount of the permitted reduction, and Landlord shall execute such consent and such other documents as are reasonably necessary to reduce the amount of the Letter of Credit in accordance with the terms hereof, or (y) deliver a substitute Letter of Credit in compliance with this Article 27 which Landlord will simultaneously exchange for the existing Letter of Credit and Landlord shall consent to the cancellation of such existing Letter of Credit.

If Tenant delivers to Landlord a consent to an amendment to the Letter of Credit in accordance with the terms hereof, Landlord shall, within 10 Business Days after delivery of such consent, either (1) provide its reasonable objections to such amendment or (2) execute such consent in accordance with the terms hereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

SUSTAINABLE INSIGHT CAPITAL MANAGEMENT, LLC,

/s/

By:	John Nolan

Its:	COO

LANDLORD:

[Address Withheld] PROPERTY OWNER, L.L.C.

By: [Address Withheld], L.L.C., sole member,
By: ClearRock [Address Withheld] Investment LLC, member

By:

Its:

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

SUSTAINABLE INSIGHT CAPITAL MANAGEMENT, LLC,

By:

Its:

LANDLORD:

[Address Withheld] PROPERTY OWNER, L.L.C.

By: [Address Withheld], L.L.C., sole member,
By: ClearRock [Address Withheld] Investment LLC, member

/s/

By:	Steven Grant

Its:	Member

EXHIBIT A

FLOOR PLAN

The floor plan which follows is intended solely to identify the general location of the Premises, and should not be used for any other purpose.  All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

See attached

A-1

Image of Premises

EXHIBIT B

DEFINITIONS

Base Rate: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its “base rate” (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its “base rate”).

Building Systems: The mechanical, electrical, gat, steam, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building (not exclusively serving a tenant) up to the point of connection of localized distribution to the Premises (excluding, however, any Tenant Alterations or supplemental systems of tenants, sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises).

Business Days: All days, excluding Saturdays, Sundays and Observed Holidays.

Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended.

Common Areas: The lobby, plaza and sidewalk areas and other similar areas of general access and the areas on individual multi-tenant floors in the Building devoted to corridors, elevator lobbies, restrooms, and other similar facilities serving the Premises.

Comparable Buildings: Class A office buildings of comparable age and quality in the immediate vicinity of the Building (i.e. in the Flat Iron District) in Manhattan.

Consumer Price Index: The Consumer price Index for All Urban Customers, CPI-U, published by the Bureau of Labor Statistics of the United States Department of Labor, New York —Northern New Jersey — Long Island, NY-NJ-CT Area ‘All Items’ (1982-84=100), or any successor index thereto covering New York City, appropriately adjusted.  In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information.  If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord shall select and Tenant shall approve, such approval not to be unreasonably withheld, shall be substituted for the Consumer Price Index.

Cost Per Kilowatt Hour: (a) The total cost for electricity incurred by Landlord to service the Building during a particular billing period (including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the public utility company or other provider in computing its charges to Landlord) during such period, divided by (b) the total kilowatt hours purchased by Landlord to provide electricity to the Building during such period.

Deficiency: The difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord’s re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, reasonable attorneys’ fees and disbursements, and alteration costs).

Governmental Authority: The United States of America, the City of New York, County of New York, or State of New York, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property.

Hazardous Materials: Any substances, materials or wastes currently or in the future deemed or defined in any Requirement as “hazardous substances,” “toxic substances,” ‘contaminants,” “pollutants” or words of similar import.

Heating System: The Building System designed to provide heat.

Indemnitees: As the context requires, Landlord, Landlord’s Agent, each Mortgagee and Lessor of Landlord, the Condominium Board of Managers (if and when the Building is subject to a Condominium regime) and each of their respective direct and indirect partners, officers, shareholders, directors, members, managers, trustees, beneficiaries, employees, principals, contractors, servants, agents, and representatives.

Institutional Owner: (a) Any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any insurance company or pension and/or annuity company, (c) any pension, retirement or profit sharing trust or fund, (d) any government, any public employees’ pension or retirement system, or any other government agency supervising the investment of public funds, (e) any investment banking, merchant banking or brokerage firm, (f) any college or university or (f) any other entity all of the equity owners of which are Institutional Owners.

Lease Year: The first Lease Year shall commence on the Commencement Date and shall end on the last day of the calendar month preceding the month in which the first anniversary of the Commencement Date occurs.

Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for twelve consecutive months; provided, however, that the last Lease Year shall expire on the Expiration Date.

Lessor: A lessor under a Superior Lease.

Losses: Any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing to which a particular indemnity and hold harmless agreement applies.

Mortgage(s): Any mortgage, trust indenture or other financing document which may now or hereafter affect the Premises, the Real Property, the .Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

Mortgagee(s): Any mortgagee, trustee or other holder of a Mortgage.

Observed Holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day plus days observed by the State of New York, the City of New York and the labor unions servicing the Building as holidays.

Ordinary Business Hours: 8:00 a.m. to 6:00 p.m. on Business Days.

Prohibited Use: Any use or occupancy of the Premises that in Landlord’s reasonable judgment would: (a) cause damage to the Building or any equipment, facilities or other systems therein; (b) impair the appearance of the Building; (c) materially interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants; (e) violate the certificate of occupancy issued for the Premises or the Building; (f) materially and adversely affect the first-class image of the Building or (g) result in protests or civil disorder or commotions at, or other disruptions of the normal business activities in, the Building Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines (provided that each machine, where necessary, shall have a waterproof pan thereunder and be connected to a drain) and/or warming kitchens installed for the use of Tenant’s employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant’s own business); (iv) a school or classroom; (v) lodging or sleeping; (vi) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant’s offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (vii) a payroll office; (viii) a barber, beauty or manicure shop; (ix) an employment agency or similar enterprise; (x) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xi) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xii) the rendering of medical, dental or other therapeutic or diagnostic services; or (xiii) any illegal purposes or any activity constituting a nuisance.

Requirements: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including, without limitation, (A) the Americans With Disabilities Act, 42 U.S.C. §12101 (et seq.), New York City Local Law 58 of 1987, and (B) any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters, and landmarks preservation, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same, (iii) all requirements of all insurance bodies affecting the Premises, (iv) utility service providers and (v) Mortgagees or Lessors. “Requirements” shall also include the terms and conditions of any certificate of occupancy issued for the Premises or the Building, and any other covenants, conditions or restrictions affecting the Building and/or the Real Property from time to time, including, but not limited to the Declaration.

Rules and Regulations: The rules and regulations annexed to and made a part of this Lease as Exhibit D, as they may be modified from time to time by Landlord.

Specialty Alterations: Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental system equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character.  All Specialty Alterations are Above-Building Standard Installations.

Substantial Completion: As to any construction performed by any party, “Substantial Completion” or “Substantially Completed” means that such work has been completed (or would have been Substantially Completed but for any Tenant Delays), as reasonably determined by Landlord’s architect, in accordance with (a) the plans and specifications for such work, and (b) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not (or will not) materially interfere with the conduct of Tenant’s permitted business operations and use of the Premises (“Punch List Items”).

Superior Lease(s): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.

Tenant Delay: Any delay which results from any act or omission of any Tenant Party, including delays due to changes in or additions to, or interference with any work to be done by Landlord, or delays by Tenant in submission of information approving working drawings or estimates or giving authorizations or approvals.

Tenant Party: Tenant and any subtenants and occupants of the Premises and their respective agents, contractors, subcontractors, employees, invitees or licensees.

Tenant’s Property: Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, telecommunications date and other cabling, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building.

Unavoidable Delays: Landlord’s inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord’s inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord’s inability to supply or delay in supplying any equipment or fixtures, if Landlord’s inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever beyond Landlord’s reasonable control (that does not initially arise out of landlord’s wrongful acts), including governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or Tenant Delay or mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty.

EXHIBIT D

RULES AND REGULATIONS

1.                                      Nothing shall be attached to the outside walls of the Building.  Other than Building standard blinds, no curtains, blinds, shades, screens or other obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises, without the prior consent of Landlord.

2.                                      No sign, advertisement, notice or other lettering visible from the exterior of the Premises shall be exhibited, inscribed, painted or affixed to any part of the Premises without the prior written consent of Landlord.  All lettering on doors shall be inscribed, painted or affixed in a size, color and style acceptable to Landlord.

3.                                      The grills, louvers, skylights, windows and doors that reflect or admit light and/or air into the Premises or Common Areas shall not be covered or obstructed by Tenant, nor shall any articles be placed on the window sills, radiators or convectors.

4.                                      Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

5.                                      The Common Areas shall not be obstructed or encumbered by any Tenant or used for any purposes other than ingress of egress to and from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Landlord.

6.                                      Except in those areas designated by Tenant as “security areas,” all locks or bolts of any kind shall be operable by the Building’s Master Key.  No locks shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Building’s Master Key.  Tenant shall, upon the termination of its Lease, deliver to Landlord all keys of stores, offices and lavatories, either furnished to or otherwise procured by Tenant and in the event of the loss of any keys furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

7.                                      Tenant shall keep the entrance door to the Premises closed at all times.

8.                                      All movement in or out of any freight, furniture, boxes, crates or any other large object or matter of any description must take place during such times and in such elevators as Landlord may prescribe.  Landlord reserves the right to inspect all articles to be brought into the Building and to exclude from the Building all articles which violate any of these Rules and Regulations or the Lease.  Landlord may require that any person leaving the public areas of the Building with any article to submit a pass, signed by an authorized person, listing each article being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the Premises.

9.                                      All hand trucks shall be equipped with rubber tires, side guards and such other safeguards as Landlord may require.

10.                               No Tenant Party shall be permitted to have access to the Building’s roof, mechanical, electrical or telephone rooms without permission from Landlord.

11.                               Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations or interfere in any way with other tenants or those having business therein,

12.                               Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord.  Tenant shall not cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

13.                               Tenant shall store all its trash and recyclables within its Premises.  No material shall be disposed of which may result in a violation of any Requirement All refuse disposal shall be made only though entry ways and elevators provided for such purposes and at such times as Landlord shall designate.  Tenant shall use the Building’s hauler.

14.                               Tenant shall not deface any part of the Building.  No boring, cutting or stringing of wires shall be permitted, except with prior consent of Landlord, and as Landlord may direct.

15.                               The water and wash closets, electrical closets, mechanical rooms, fire stairs and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by Tenant where a Tenant Party caused the same.

16.                               Tenant, before closing and leaving the Premises at any time, shall see that all lights, water faucets, etc. are turned off.  All entrance doors in the Premises shall be kept locked by Tenant when the Premises are not in use.

17.                               No bicycles, in-line roller skates, vehicles or animals of any kind (except for seeing eye dogs) shall be brought into or kept by any Tenant in or about the Premises or the Building.

18.                               Canvassing or soliciting in the Building is prohibited.

19.                               Employees of Landlord or Landlord’s Agent shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Landlord or in response to any emergency condition.

20.                               Tenant is responsible for the delivery and pick up of all mail from the United States Post Office.

21.                               Landlord reserves the right to exclude from the Building during other than Ordinary Business Hours all persons who do not present a valid Building pass.  Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

22.                               Tenant shall not use the Premises for any purpose that may be dangerous to persons or property, nor shall Tenant permit in, on or about the Premises or Building items that may be dangerous to persons or property, including, without limitation, firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials.

23.                               No smoking shall be permitted in, on or about the Premises, the Building or the Real Property.

24.                               Landlord shall not be responsible to Tenant or to any other person or entity for the non-observance or violation of these Rules and Regulations by any other tenant or other person or entity.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

25.                               The review/alteration of Tenant drawings and/or specifications by Landlords Agent and any of its representatives is not intended to verify Tenant’s engineering or design requirements and/or solutions.  The review/alteration is performed to determine compatibility with the Building Systems and lease conditions.  Tenant renovations must adhere to the Building’s applicable Standard Operating Procedures and be compatible with all Building Systems.  Tenants shall utilize the Landlord’s designated expeditor for all plan and work filing requirements with the NYC DOB or other applicable department.

26.                               In connection with landlord’s energy conservation programs and/or LEED or other “green” initiatives for the Building, Tenant shall comply with the following:

(a)                                 Maintenance.  In addition to Tenant’s other repair and maintenance obligations in the lease, Tenant shall conduct routine maintenance on lighting fixtures, supplementary air conditioning and appliances in order to maintain maximum energy efficiency.  To that end, Tenant shall ensure that energy- efficient settings are enabled on all computers and other equipment to the maximum extent feasible and shall turn off equipment at the power point during periods when it is expected that same will not be in use, such as during holidays, weekends and vacations.  Tenant shall arrange and require its employees working in the Premises to participate in annual training regarding energy savings.

Tenant snail cooperate with Landlord in conducting energy savings audits and shall participate in Landlord-sponsored training programs regarding energy savings.

(b)                                 Lighting and Energy Efficiency.  All alterations made by Tenant shall meet all applicable energy savings and/or energy efficient building code requirements. If there is a conflict between the building code requirements and those set forth in this Lease, the requirements calling for higher energy savings and efficiency shall apply.

Tenant may only install in the premises Energy Star rated permitted appliances, including refrigerators, vending machines and water coolers, arid Energy Star rated office equipment, including computers, monitors, printers, faxes and scanners, subject to compliance with the terms of the lease.

Tenant shall ensure that any lighting installed by Tenant in the Premises complies with ASHRAE Standard 90.1-2007 by either the space by space or building area method, including the following:

Tenant shall use compact fluorescents or light emitting diodes (LEDs) in place of incandescent and halogen bulbs for accent lighting and down lighting.  Alternative lighting with energy efficiencies equal to or greater than compact fluorescents may also be used. Compact fluorescents lamps shall be National Electrical Manufacturers Association (NEMA) compliant for maximum mercury content.

High efficiency electronic ballasts shall be considered for fluorescent tubes.  Fluorescent tube fixtures and down lighting fixtures shall also have interior reflective surfaces where possible.

Tenant shall install timers, dimmers, or programmable lighting controls throughout the Premises as follows:

All lighting installed by or on behalf of Tenant shall be controlled by occupancy or motion sensors arranges to control open plan office areas of 1,000 square feet of less and within all individual offices, conference rooms and general use rooms.

In connection with lighting installed by or on behalf of Tenant, Tenant shall provide capacity to adjust light levels in all areas where natural light is available.  In addition to occupancy or motions sensors, the zone extending from all glazed perimeter walls shall be additionally controlled by light level sensors coordinated with the occupancy or motion sensors and connection to dimmers adjusted to maintain appropriate office lighting levels at desk surface levels.

To the extent reasonably possible the Tenant shall provide task lighting for workstations to lower demand of fixed-intensity general lighting systems and provide increased control for the individual occupant.

To the extent feasible, Tenant shall locate refrigeration and other heat-generating equipment where such equipment can be adequately ventilated, and also shall locate refrigerators in an area of the Premises that is not within direct sunlight or near another heat source.

Tenant shall ensure that any supplemental units or newly installed system equipment in the space will not require the use of CFC based refrigerants.

Tenant acknowledges that Landlord is in the process of obtaining a LEED certification for the core and shell of the Building and Tenant shall use its best efforts to obtain certification of compliance with ASHRAE Standard 90.1 with respect to its interior alterations, equipment and trade fixtures, including its mechanical, electrical, plumbing and fire protection design.  Landlord, at no cost to Landlord, shall assist Tenant in obtaining such certification.  Without limiting the foregoing provision, as part of Tenant’s initial Alterations, Tenant must install a VAV box/modulating damper with air flow sensor/monitoring and CO2 sensors, which shall be tied into the base Building management system at the outside trunk connection.

(c)                                  Waste Management.  Tenant shall, at its sole cost and expense comply with all Requirements with respect to the recycling or sorting of refuse and rubbish, and without limiting the generality of the foregoing, shall recycle spent products, including toner cartridges, copier drums, batteries, and fluorescent tubes, and shall provide facilities in the premises for separate storage and recycling of each of the following: (x) paper products and cardboard, (y) aluminum, glass and plastic and (z) food wastes and so-called “wet garbage”.  Tenant shall arrange and require its employees working in the Premises to participate in annual training regarding recycling and shall participate in Landlord-sponsored training programs regarding recycling.  Landlord reserves the right to refuse to collect or accept from Tenant any refuse or rubbish which is not separated and sorted as required and to require Tenant to arrange for such collection, at Tenant’s sole cost and expense, using a contractor reasonably satisfactory to Landlord.

(d)                                 Plumbing.  All plumbing fixtures instated by the tenant shall at minimum meet the flow-rates outlined in the 2006 Uniform Plumbing Code and to the extent reasonably feasible Flow- rates will meet EPA Water Sense Standard flow rates (which Landlord will provide on request), and 0.5 GPM aerators shall be included on all lavatory faucets installed by the tenant.

(e)                                  Materials.  Tenant shall utilize paints and coatings that do not exceed VOC limits of Green Sears Standard GS-11 requirements.  Adhesives and sealants utilized shall comply with the VOC content limits of South Coast Air Quality Management District (SCAQMD) Rule #1168.

(A)       Wherever possible the tenant shall consider utilizing products that will meet one or more of the following sustainability criteria:

(1)                                 Contain at least 10% post-consumer or 20% post-industrial material

(2)                                 Is Forest Stewardship Council (FSC) certified wood

(3)                                 Contain at least 50% materials harvested and processed or extracted and processed within 500 miles of the Building.

(4)                                 Contain at least 70% salvaged material for off-site or outside the organization

(5)                                 Contain 50% rapidly renewable materials (i.e. bamboo, cork, linoleum, whiteboard)

(B)       The Tenant’s contractor shall utilize the Indoor Air Quality Plan recommended by Landlord as a guideline to implement relevant control measures.  At a minimum, the Tenant’s contractor will adhere to the following requirements in maintaining indoor air quality during construction:

(1)                                 During construction meet or exceed the recommended Control Measures of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings under Construction, 1995, Chapter 3.

(2)                                 Protect stored on-site or installed absorptive materials from moisture damage.

(3)                                 If permanently installed air handlers are used during construction, filtration media with a Minimum Efficiency Reporting Value (MERV) of 8 must be used at each return air grille, as determined by ASHRAE 52.2-1999.

(4)                                 Replace all filtration media immediately prior to occupancy with MERV 8 filters or higher.

(5)                                 Maintaining the cleanliness of the work area and the areas involved in the delivery and storage of materials.  Maintain a safe work environment for those within and outside the construction area.

(6)                                 Walk off mats are to be provided within the construction area at each exit to prevent the tracking of particulates into areas outside the construction area.

EXHIBIT E

TENANT’S SPACE PLAN

[SEE ATTACHED]

E-1

EXHIBIT C

FORM OF LETTER OF CREDIT

C-1

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

APPLICANT:

AMOUNT:	US$ ( AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:

PLACE OF EXPIRATION:	ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF         IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	DATE

I BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED UNDER THAT CERTAIN SUB-LEASE AGREEMENT BETWEEN                     , AS SUB-TENANT, AND                      AS SUB-LANDLORD, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED TO DATE. THE UNDERSIGNED HEREBY CERTIFIES THAT: (I) THE UNDERSIGNED IS AN AUTHORIZED REPRESENTATIVE OF SUB-LANDLORD; (II) SUB-LANDLORD IS THE BENEFICIARY OF LETTER OF CREDIT NO. SVBSF                 ISSUED BY SILICON VALLEY BANK; (III) SUB-LANDLORD HAS GIVEN WRITTEN NOTICE TO SUB-TENANT TO CURE THE DEFAULT PURSUANT TO THE TERMS OF THE SUB-LEASE; (IV) SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THE LETTER OF CREDIT; (V) SUB-LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT; AND (VI) SUB-LANDLORD WILL HOLD THE FUNDS DRAWN UNDER THE LETTER OF CREDIT AS SECURITY DEPOSIT FOR SUB-TENANT OR APPLY SAID FUNDS TO SUB-TENANT’S OBLIGATION UNDER THE LEASE, THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT IS US$             WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT:  [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST       DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND             . IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF             , YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$           , AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	DATE

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED, SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408)                    OR (408)                 , ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. [BENEFICIARY] [APPLICANT] SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	DATE

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	DATE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

FORM OF TRANSFER FORM

DATE:

TO:               SILICON VALLEY BANK

3003 TASMAN DRIVE                                             RE: IRREVOCABLE STANDBY LETTER OF CREDIT

SANTA CLARA, CA 95054                                      NO.                     ISSUED BY

ATTN: GLOBAL, TRADE FINANCE                     SILICON VALLEY BANK, SANTA CLARA

STANDBY LETTERS OF CREDIT                         L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER,

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (I) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	DATE

FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signatures(s) is/are authorized to execute this instrument.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

ALL THE DETAILS SET FORTH HEREIN IN THIS LETTER OF CREDIT DRAFT IS APPROVED BY APPLICANT. IF THERE IS ANY DISCREPANCY BETWEEN THE DETAILS OF THIS LETTER OF CREDIT DRAFT AND THE LETTER OF CREDIT APPLICATION, BETWEEN APPLICANT AND SILICON VALLEY BANK, THE DETAILS HEREOF SHALL PREVAIL.”

APPLICANT’S SIGNATURE(S)	DATE